                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       INTERIM SERVICES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

To our Stockholders:

    On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Stockholders of Interim Services Inc.

    As shown in the formal notice enclosed, the meeting will be held at 10:00 a.m. (Eastern Daylight Time) on Thursday, May 22, 1997 at the executive offices of the Company, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. At the meeting, in addition to acting on the matters described in the Proxy Statement, we will present a current report on the activities of the Company. Stockholders will have an opportunity at that time to comment on or to inquire about the affairs of the Company that may be of interest to stockholders generally. If you will need special assistance at the meeting because of a disability, please contact Ms. Weatherly Treese.

    The Company's audited financial statements, management's discussion and analysis of financial condition and results of operations, selected five-year financial data, and quarterly financial data are contained in the enclosed Appendix A to the Proxy Statement.

    We sincerely hope you will be able to attend our Annual Meeting. However, whether or not you are personally present, it is important that your shares be represented at this meeting in order that the presence of a quorum may be assured. Whether or not you plan to attend the meeting, you are urged to date, sign and mail the enclosed proxy card in the envelope provided.

    Thank you for your support.

                                          Sincerely,
                                          Raymond Marcy
                                          PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                                          Allan C. Sorensen
                                          CHAIRMAN

                             INTERIM SERVICES INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

                                   TO BE HELD
                             THURSDAY, MAY 22, 1997
                                 10:00 A.M. EDT

    The Annual Meeting of Stockholders of INTERIM SERVICES INC. will be held at 10:00 a.m. (Eastern Daylight Time) on Thursday, May 22, 1997 at the executive offices of the Company, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. The meeting will be held for the following purposes:

    1. To elect two directors to hold office for three years and until their successors are elected and shall have qualified.

    2. To ratify the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal period ending December 26, 1997.

    3. To approve the Company's 1997 Long Term Executive Compensation and Outside Director Stock Option Plan.

    4.  To approve the Company's 1997 Employee Stock Purchase Plan.

    5.  To approve the Company's Incentive Plan for 162(m) Executives.

    6. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

    Only stockholders of record at the close of business on April 3, 1997 are entitled to notice of, and to vote at, the meeting and any adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          John B. Smith, SECRETARY

Fort Lauderdale, Florida
April 10, 1997

                                 --IMPORTANT--
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.

                             INTERIM SERVICES INC.

                                ----------------

                                PROXY STATEMENT
                   SOLICITATION OF PROXIES FOR ANNUAL MEETING
                             ---------------------

    This Proxy Statement is furnished by the Board of Directors of Interim Services Inc. ("the Company") to help you exercise your voting rights at the 1997 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Eastern Daylight Time) on Thursday, May 22, 1997, at the executive offices of the Company, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, (954) 938-7600, or at any adjournments thereof (the "Annual Meeting"). The accompanying Proxy Card represents your holdings of the Company's Common Stock, par value $.01 per share ("Common Stock"), and is being solicited by the Board of Directors.

                          INFORMATION FOR STOCKHOLDERS
                          REGARDING PROXIES AND VOTING

    If you are a stockholder of the Company, you can be represented at the Annual Meeting and have your shares voted as you direct by means of the enclosed Proxy Card. The affirmative vote of the holders of a majority of all outstanding shares entitled to vote and present in person or represented by proxy at the Annual Meeting is required for the adoption of all matters listed in this Proxy Statement and coming before the meeting. The proxy holders, Roy G. Krause and John B. Smith, will vote all shares of the Company's stock represented by Proxy Cards that are properly signed and returned by stockholders. Your shares will be voted by the proxy holders as you have directed. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted as recommended by the Board of Directors. The Proxy Card also authorizes the proxy holders to vote the shares represented on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the Annual Meeting.

    The total number of shares of stock of the Company outstanding and eligible to vote at the Annual Meeting is 19,578,829 consisting of Common Stock, par value $.01 per share. Each share of the Company's Common Stock entitles the holder to one vote with respect to all matters to come before the Meeting, and all of such shares vote as a single class. Only stockholders of record at the close of business on April 3, 1997, are entitled to notice of, and to vote at, the Annual Meeting. The election inspectors appointed for the Annual Meeting will tabulate all votes cast in person or by proxy and will determine whether or not a quorum is present. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required to approve each matter presented at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations, but not as an affirmative vote, of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    Solicitation of the proxies will be made by certain directors, officers and employees of the Company who may do so by telephone, telegram, mail or personal contact. Arrangements have been made with brokers, nominees and fiduciaries to send proxies and proxy material at the Company's expense to their principals. This Proxy Statement is first being mailed on or about April 10, 1997 to stockholders of record on April 3, 1997.

    The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Annual Meeting. If the enclosed form of proxy is executed and returned, it may, nevertheless, be revoked at any time before it is voted by written notice to the Secretary of the Company. If you attend the Annual Meeting and wish to vote, your ballot at the Annual Meeting will cancel any proxy that you have previously given.

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table shows the amount and nature of "beneficial ownership" of the 19,578,829 shares of Common Stock of the Company, as of April 3, 1997, by each person known by the Company to be the "beneficial owner" of more than five percent of such Common Stock, by each present director and nominee for director of the Company, by the Named Officers in the Summary Compensation Table, and by all the continuing directors, nominees to the Board of Directors and executive officers of the Company as a group. The determinations of "beneficial ownership" of the Company's Common Stock are based upon responses to Company inquiries which cited Rule 13d-3 under the Securities Act of 1934, as amended (the "1934 Act"). Such Rule provides that shares shall be deemed so owned where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares; or where a person has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                                               SHARES OF COMMON
                                                                                     STOCK
NAME OF BENEFICIAL OWNER                                                         BENEFICIALLY      PERCENT OF CLASS
(AND ADDRESS IF BENEFICIAL OWNERSHIP EXCEEDS 5%)                                   OWNED (1)       IF MORE THAN 1%
-----------------------------------------------------------------------------  -----------------  ------------------
Putnam Investments, Inc. (2) ................................................      2,331,589               11.9%
  One Post Office Square
  Boston, MA 02109

T. Rowe Price Associates, Inc. (3) ..........................................      1,375,216                7.0%
  100 East Pratt Street
  Baltimore, MD 21202

Massachusetts Financial Services Company (4) ................................      1,326,132                6.8%
  500 Boylston Street
  Boston, MA 02109

William Blair & Company, L.L.C. (5) .........................................      1,172,600                6.0%
  222 West Adams Street
  Chicago, IL 60606

Raymond Marcy................................................................         88,934               --

Robert E. Livonius...........................................................         45,500               --

Harold Toppel................................................................         27,673               --

John B. Smith................................................................         26,621               --

Allan C. Sorensen............................................................         25,501               --

Gary Peck....................................................................         24,449               --

Roy G. Krause................................................................         16,666               --

Jerome B. Grossman...........................................................         11,305               --

William F. Evans.............................................................         11,305               --

Dr. J. Ian Morrison..........................................................         10,614               --

                                                                               SHARES OF COMMON
                                                                                     STOCK
NAME OF BENEFICIAL OWNER                                                         BENEFICIALLY      PERCENT OF CLASS
(AND ADDRESS IF BENEFICIAL OWNERSHIP EXCEEDS 5%)                                   OWNED (1)       IF MORE THAN 1%
-----------------------------------------------------------------------------  -----------------  ------------------
Steven S. Elbaum.............................................................         10,480               --

A. Michael Victory...........................................................          8,305               --

Cinda A. Hallman.............................................................          8,305               --

Directors and Executive Officers as a group (23 persons).....................        409,703                2.1%

------------------------

(1) Unless otherwise indicated in the notes to this Table, the stockholders listed in the Table have sole voting and dispositive power with respect to shares beneficially owned by them.

(2) Based on Schedule 13G dated January 27, 1997, and filed with the Securities and Exchange Commission, Putnam Investments, Inc., and certain of its subsidiaries including Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., are considered "beneficial owners" in the aggregate of 2,331,589, or 11.9% of shares outstanding, of the Company's common stock, which shares were acquired for investment purposes by such investment managers for certain of their advisory clients. Neither Putnam Investments, Inc. nor its subsidiaries report sole voting power or sole dispositive power over such shares. Putnam Investments, Inc. has shared dispositive power with the Putnam Advisory Company, Inc. as to 59,300 shares, and with Putnam Investment Management, Inc. as to 2,272,289 shares. Putnam Investments, Inc. has shared voting power with the Putnam Advisory Company, Inc. as to 33,100 of such shares.

(3) Based on Schedule 13G dated February 14, 1997, and filed with the Securities and Exchange Commission, T. Rowe Price Associates, Inc. is considered a "beneficial owner" in the aggregate of 1,375,216, or 7.0% of shares outstanding, of the Company's common stock, which shares were acquired for investment purposes by such investment manager for certain of its advisory clients. T. Rowe Price Associates, Inc. asserts sole voting power as to 71,400 of those shares and sole dispositive power with respect to all such shares.

(4) Based on Schedule 13G dated February 12, 1997, and filed with the Securities and Exchange Commission, Massachusetts Financial Services Company is considered a "beneficial owner" in the aggregate of 1,326,132, or 6.8% of shares outstanding, of the Company's common stock, which shares were acquired for investment purposes by such investment manager for certain of its advisory clients. Massachusetts Financial Services Company asserts sole voting power with respect to 1,227,116 of such shares and sole dispositive power with respect to all such shares.

(5) Based on a Schedule 13G dated February 14, 1997, and filed with the Securities and Exchange Commission, William Blair & Company, L.L.C. is considered a "beneficial owner" in the aggregate of 1,172,600, or 6.0% of shares outstanding, of the Company's common stock which shares were acquired for investment purposes by such investment manager for certain of its advisory clients. William Blair & Company, L.L.C. asserts sole voting power with respect to 460,967 of those shares and sole dispositive power with respect to all such shares.

CHANGE IN FISCAL YEAR

    During the nine months ended December 30, 1994, the Company changed its fiscal year from a 52 or 53 week year ending on the last Friday in March to a 52 or 53 week year ending on the last Friday in December. The change in fiscal year was made to align the Company's year end more closely with the standard for companies in the staffing industry. Consistent with the Company's financial reporting, the information presented in this Proxy Statement, including the audited financial statements for the three years ended December 27, 1996, and the notes thereto, attached hereto as Appendix A, covers, when applicable, the twelve month periods ended December 27, 1996, December 29, 1995 and December 30, 1994. The year ended December 30, 1994 contained 53 weeks and the years ended December 27, 1996 and December 29, 1995 contained 52 weeks.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    The Company's Certificate of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall be nine unless otherwise fixed by a resolution adopted by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or by a majority of the whole Board. The Certificate of Incorporation and Bylaws further provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. The term of office of one class of directors shall expire at each annual meeting of stockholders. Directors elected at an annual meeting of stockholders to succeed those whose terms expire shall be identified as being of the same class as those directors they succeed and shall be elected for a term to expire at the third annual meeting of stockholders after their election.

    At the annual meeting of stockholders to be held on May 22, 1997, two Class I directors will be elected to hold office for three years and until their successors are elected and shall have qualified. William F. Evans and Cinda A. Hallman have been nominated for election as Class I directors of the Company and both of them are currently Class I directors of the Company. The Company has adopted a mandatory retirement policy whereby directors may not stand for re-election after the end of the term during which they attain 70 years of age. Accordingly, Harold Toppel, a current Class I director, will not stand for re-election at the annual meeting of stockholders. The Nominating Committee has commenced a search for a new outside director to fill Mr. Toppel's position on the Board of Directors. The shares voted by the proxies will be voted for the election of Mr. Evans and Ms. Hallman unless authority to do so is withheld as provided in the form of proxy. All nominees have consented to serve if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.

NAME & AGE                                                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                                                              ---------------------------------------------------
                                                                             NOMINEES FOR CLASS I
                                                                            (TERM EXPIRING IN 2000)

William F. Evans (49).......................................  Director of the Company since August 1993.
                                                              Executive Vice President, ProSource, Inc., a food
                                                              service distribution company, since July 1995.
                                                              Consultant to H & R Block from November 1994
                                                              through June 1995. Formerly, Senior Vice President,
                                                              Corporate Operations, of H&R Block, Inc., from
                                                              August 1992 through October 1994; Executive Vice
                                                              President and Chief Financial Officer of Dun &
                                                              Bradstreet Software Services, Inc., Atlanta,
                                                              Georgia, from January 1990 through July 1992.

Cinda A. Hallman (52).......................................  Director of the Company since February 1995. Vice
                                                              President, Information Systems and Chief
                                                              Information Officer of E. I. DuPont de Nemours &
                                                              Co. ("DuPont") since November 1991. Trustee of the
                                                              Medical Center of Delaware. Board Chair of the
                                                              United Way of Delaware.

NAME & AGE                                                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                                                              ---------------------------------------------------
                                                                        CONTINUING DIRECTORS--CLASS II
                                                                            (TERM EXPIRING IN 1998)

Steven S. Elbaum (48).......................................  Director of the Company since May 1996. Mr. Elbaum served as a director of Brandon Systems Corp. from
                                                              January 1987 until May 1996. Chairman of the Board
                                                              and Chief Executive Officer of The Alpine Group,
                                                              Inc., a diversified public holding company, since
                                                              June 1984. Mr. Elbaum has been Chairman and Chief
                                                              Executive Officer of Superior Telecom, Inc., a wire
                                                              and cable telecommunications company, since October
                                                              1996.

Jerome B. Grossman (77).....................................  Director of the Company since August 1978. Served as the Executive Vice President and Chief Operating
                                                              Officer of H&R Block, Inc. from May 1971 to August
                                                              1989 and then as Vice Chairman of the Board until
                                                              he retired in July 1992. Served as a Director of
                                                              H&R Block, Inc. from September 1973 until Septem-
                                                              ber l992, at which time he was elected Vice
                                                              Chairman Emeritus.

Allan C. Sorensen (58)......................................  Chairman of the Board of the Company since November
                                                              1989; Director since 1967. President of the Company
                                                              from 1967 to November 1989; CEO from August 1978 to
                                                              September 1991. A Director and Vice Chairman of
                                                              Let's Talk Cellular, Inc. since 1994. Temporary
                                                              Chairman of The Appletree Companies, Inc. since
                                                              August 1996; Director since February 1996.

                                                                        CONTINUING DIRECTORS CLASS III
                                                                            (TERM EXPIRING IN 1999)

Raymond Marcy (46)..........................................  Director of the Company since November 1989. Chief
                                                              Executive Officer of the Company since September
                                                              1991; President since November 1989; Chief
                                                              Operating Officer from November 1989 until
                                                              September 1991.

Dr. J. Ian Morrison (44)....................................  Director of the Company since August 1993.
                                                              Consultant and Senior Fellow of the Institute for
                                                              the Future (IFTF), a non-profit research and
                                                              consulting firm, since August 1996; President from
                                                              May 1990 until August 1996.

NAME & AGE                                                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
                                                              ---------------------------------------------------
A. Michael Victory (62).....................................  Director of the Company since August 1980.
                                                              President of AMEC Capital since January 1993. Since
                                                              September 1996, AMEC Capital has been a division of
                                                              Burnham Securities, Inc. Prior to that, and for
                                                              more than five years, general partner in Cumberland
                                                              Investment Group.

DIRECTORS' COMPENSATION, COMMITTEES AND MEETINGS

    Non-employee directors receive an annual retainer of $17,500, which is to be paid in the form of shares of the Company's Common Stock, as set forth in the Outside Directors' Compensation Plan. Under such plan, the number of shares payable as the annual retainer is determined by dividing $17,500 by the closing price of the Company's Common Stock on the date of the annual meeting of stockholders. The annual retainer fee is determined as of the date of the annual meeting of stockholders and is effective on the following July 1 of each year. Additionally, non-employee directors are entitled to a fee of $2,000 for attending each Board meeting and $1,000 for attending each Committee meeting held on a day other than the day of a Board meeting, each payable in cash. Non-employee directors are reimbursed for expenses which may be incurred by them in connection with the business and affairs of the Company.

    The Company's 1993 Stock Option Plan for Outside Directors (the "Director Plan") prescribes that each non-employee Director shall receive an annual stock option of 2,000 shares of the Company's $.01 par value Common Stock at an exercise price equal to the closing price of such stock on the date of grant (April 30), which first becomes exercisable one year from the date of grant. Outside director stock options of 2,000 shares each were granted on April 30, 1995 at an exercise price of $28.875 per share and became fully exercisable on April 30, 1996. Outside director stock options of 2,000 shares each were granted on April 30, 1996 at an exercise price of $43.38 per share and will become fully exercisable on April 30, 1997. In a separate grant of options unrelated to the Director Plan, stock options of 4,000 shares each, plus an additional 2,000 shares in the case of Mr. Evans who had previously waived his right to receive an earlier 1994 grant under the Director Plan, were granted on May 11, 1995 at an exercise price of $24.00, with 50% exercisable on May 11, 1996 and the remainder exercisable on May 11, 1997. The Outside Directors Stock Option Committee administers the Director Plan and such Committee may in its sole discretion (i) determine which Outside Directors of any Subsidiary of the Company shall be granted stock options, (ii) grant stock options to any Outside Directors of any Subsidiary of the Company so selected, (iii) determine the type, date of grant, size and terms of stock options to be granted to Outside Directors of any Subsidiary of the Company, (iv) determine the terms other than the date of grant, size and stock option price of stock options granted pursuant to the Director Plan to Outside Directors of the Company, and (v) place conditions or restrictions on the receipt of stock options by Outside Directors of any Subsidiary of the Company or on the payment or exercise of any stock options. On February 5, 1997, the Board approved the combination of the Director Plan and the 1993 Long-Term Executive Compensation Plan into the 1997 Long Term Compensation and Outside Director Stock Option Plan (the "1997 Plan"), subject to stockholder approval. The 1997 Plan mirrors the Director Plan with respect to stock option grants to Directors of the Company and its Subsidiaries. The 1997 Plan is being submitted to the stockholders of the Company for approval at the May 22, 1997 annual meeting (see "APPROVAL OF THE 1997 LONG TERM EXECUTIVE COMPENSATION AND OUTSIDE DIRECTOR STOCK OPTION PLAN").

    The standing committees of the Board include: The Audit Committee, the Executive Committee, the Compensation Committee, the Nominating Committee and the Outside Directors Stock Option Committee.

    The Audit Committee, whose members are Jerome B. Grossman (Chairman), William F. Evans, Cinda A. Hallman and Harold Toppel held three meetings during the twelve months ended December 27, 1996. The functions of the committee include, among other things, reviewing the various internal accounting controls of the Company; reviewing and approving the services of the Company's independent auditors, including any non-audit services provided by them; making recommendations to the Board of Directors with respect to the employment, retention or replacement of such auditors, as well as monitoring the independence of such auditors; and reviewing the scope of the annual audit and related matters. Also, the Audit Committee receives periodic reports from the Company's internal auditor.

    The Executive Committee, whose members are Raymond Marcy (Chairman), Jerome
B. Grossman, Harold Toppel and A. Michael Victory, held eight meetings during the twelve months ended December 27, 1996. The primary function of the Executive Committee is to control and manage, during intervals between meetings of the Board, the property and business of the Company in all matters in which exclusive authority has not been given to the entire Board of Directors or in which specific direction has not been given by the Board.

    The Compensation Committee, whose members are William F. Evans (Chairman), Cinda A. Hallman and J. Ian Morrison, held three meetings during the twelve months ended December 27, 1996. The functions of the committee primarily include reviewing the compensation of the Company's executive officers and recommending to the Board of Directors the salaries, and any bonus or incentive plans, for such executive officers. The Compensation Committee also determines the amount and terms of all stock options awarded to employees of the Company.

    The Nominating Committee, whose members are A. Michael Victory (Chairman), Raymond Marcy, J. Ian Morrison and Allan C. Sorensen, held one meeting during the twelve months ended December 27, 1996. The Nominating Committee is responsible for the initiation of nominations for election as a director of the Company.

    The Outside Directors Stock Option Committee, consisting of management Directors Raymond Marcy (Chairman) and Allan C. Sorensen, administers the 1993 Stock Option Plan for Outside Directors, and held no meetings during the twelve months ended December 27, 1996. As of February 5, 1997, such committee no longer administers the 1993 Stock Option Plan for Outside Directors. That plan was combined with the 1993 Long-Term Executive Compensation Plan, to form the 1997 Long-Term Executive Compensation and Outside Director Stock Option Plan (the "1997 Plan"). The 1997 Plan, which is being submitted to stockholders of the Company for approval at the 1997 annual meeting, is administered by the Compensation Committee.

    The Board of Directors met eleven times during the twelve months ended December 27, 1996. There were a total of twenty-six meetings of the Board and its committees. All directors attended more than seventy-five percent of the meetings of the Board and the committees on which they served during the past year.

                             EXECUTIVE COMPENSATION

    The annual and long-term compensation of Raymond Marcy, the Company's Chief Executive Officer and certain other highly compensated executive officers for whom such information must be disclosed (the "Named Officers") for the twelve months ended December 27, 1996, is shown in the tables that follow and discussed in a report from the Compensation Committee of the Board of Directors.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                              ANNUAL COMPENSATION              COMPENSATION
                                                   -----------------------------------------    AWARDS (3)
                                                                 BONUS ($)    OTHER ANNUAL    ---------------     ALL OTHER
                                                                   (YEAR      COMPENSATION     INTERIM STOCK    COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR(1)     SALARY($)     EARNED)         $(2)         OPTIONS #(4)          ($)
                                      -----------  -----------  -----------  ---------------  ---------------  ---------------
Raymond Marcy ......................        1996    $ 487,884    $ 186,985(5)    $   7,318          40,000      $   1,573(6)
 President and Chief                        1995      444,231      268,777          4,463           35,000          1,626
 Executive Officer                          1994      401,278      313,637          3,077           50,000          1,202

Robert E. Livonius .................        1996      250,903       95,912(7)        3,763          20,000          1,546(6)
 Executive Vice                             1995      231,153      106,887          2,461           17,500          1,483
 President and Chief                        1994      212,490       74,305          1,385           25,000            429
 Operating Officer

Gary Peck ..........................        1996      238,502      102,069          5,701           10,000            875(6)
 Vice President                             1995      247,101       95,405          2,906           10,000            864
 (Commercial Branch                         1994      220,461       53,152            250           15,000             80
 Operations)

Roy G. Krause (8) ..................        1996      218,850       86,863(9)        3,283          20,000         71,220(10)
 Executive Vice                             1995       48,654       22,945            531              -0-          4,830
 President and                              1994          N/A          N/A            N/A              N/A            N/A
 Chief Financial Officer

John B. Smith ......................        1996      178,118       58,988(11)          -0-         10,000          2,777(6)
 Senior Vice President,                     1995      171,176       65,283            -0-           10,000          2,732
 Secretary and Legal                        1994      164,476       41,319          1,060           15,000            230
 Counsel

------------------------------

(1) In 1994, the Company changed its Fiscal Year to the last Friday in December from the last Friday in the month of March. The figures in this table have been adjusted to reflect the compensation received in each of the last three years ended on the last Friday in the month of December.

(2) For 1996, consists of matching contributions paid by the Company on behalf of its executives to the Interim Deferred Compensation Plan ("IDCP"), and in the case of Mr. Peck, $2,106 reimbursement for a physical examination.

(3) There were no Restricted Stock Awards, Stock Appreciation Rights or Long-Term Incentive Plan Payouts to the listed individuals during 1994, 1995 or 1996.

(4) Incentive stock options and non-qualified stock options were granted under the Company's 1993 Long-Term Executive Compensation Plan at an exercise price equal to the fair market value of the Company's Common Stock on January 27, 1994, February 9, 1995, and January 31, 1996, the dates of grant. These options have ten-year terms (except for those options granted in 1996 to Messrs. Krause, Livonius and Marcy, which have five year terms) and become exercisable over a three year period in cumulative increments of 33-1/3% per year beginning with the first anniversary of the date of grant.

(5) Pursuant to the Company's bonus plan for its executives, this includes payments of $16,347 and $20,638, which amounts were previously deferred portions of Mr. Marcy's 1994 and 1995 bonuses, respectively.

(6) Includes the imputed economic value of a death benefit provided by the Company for life insurance purchased by the executive.

(7) Pursuant to the Company's bonus plan for its executives, this includes a payment of $4,392, which amount was a previously deferred portion of Mr. Livonius' 1995 bonus.

(8) Mr. Krause joined the Company in October, 1995.

(9) Pursuant to the Company's bonus plan for its executives, this includes a payment of $1,063, which amount was a previously deferred portion of Mr. Krause's 1995 bonus.

(10) Includes: $2,261 as the imputed economic value of a death benefit provided by the Company for life insurance purchased by the Executive; $18,462 as rent payments paid by the Company; and $50,497 as moving expenses paid by the Company.

(11) Pursuant to the Company's bonus plan for its executives, this includes a payment of $2,682, which amount was a previously deferred portion of Mr. Smith's 1995 bonus.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options to the Named Officers during the twelve months ended December 27, 1996.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 27, 1996

                                                         INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                                       ------------------------------------------------------    VALUE AT ASSUMED
                                        NUMBER OF                                                 ANNUAL RATES OF
                                       SECURITIES                                                   STOCK PRICE
                                       UNDERLYING     % OF TOTAL                                 APPRECIATION FOR
                                         OPTIONS    OPTIONS GRANTED   EXERCISE                    OPTION TERM (2)
                                         GRANTED    TO EMPLOYEES IN     PRICE     EXPIRATION   ---------------------
NAME                                     (#)(1)       FISCAL YEAR      ($/SH)        DATE       5% ($)     10% ($)
                                       -----------  ---------------  -----------  -----------  ---------  ----------
Raymond Marcy........................      40,000          10.2%          37.25      1/31/01     411,660     909,660
Robert E. Livonius...................      20,000           5.1%          37.25      1/31/01     205,830     454,830
Roy G. Krause........................      20,000           5.1%          37.25      1/31/01     205,830     454,830
John B. Smith........................      10,000           2.6%          37.25      1/31/06     234,263     593,669
Gary Peck............................      10,000           2.6%          37.25      1/31/06     234,263     593,669

------------------------

(1) See Note (4) to the Summary Compensation Table for a description of the terms and other information regarding these options.

(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Commission and are not intended to forecast possible future appreciation of the Company's stock price, or that such values will ever be realized.

    The following table sets forth information with respect to the Named Officers concerning the exercise of options during the fiscal year ended December 27, 1996, and unexercised options held as of the end of that year.

              AGGREGATED OPTION EXERCISES IN THE FISCAL YEAR ENDED DECEMBER 27, 1996 AND THAT YEAR'S END OPTION VALUES

                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                    SHARES         VALUE      OPTIONS AT YEAR END (#)         YEAR END ($)(1)
                                  ACQUIRED ON    REALIZED    --------------------------  --------------------------
NAME                             EXERCISE (#)       ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                 -------------  -----------  -----------  -------------  -----------  -------------
Raymond Marcy .................        9,000       204,750       35,999        80,001       481,655        483,345
  President and Chief
  Executive Officer

Robert E. Livonius ............          -0-           -0-       22,499        40,001       308,320        241,680
  Executive Vice
  President and Chief
  Operating Officer

Gary Peck .....................          700        17,781       12,133        21,667       165,330        141,670
  Vice President
  Commercial
  Branch
  Operations

Roy G. Krause .................          -0-           -0-          -0-        20,000           -0-            -0-
  Executive Vice
  President and Chief
  Financial Officer

John B. Smith .................          -0-           -0-       13,333        21,667       183,330        141,670
  Senior Vice President,
  Secretary and
  Legal Counsel

------------------------

(1) The value realized on the exercise of options and the value of unexercised in-the-money options at year end are determined by subtracting the exercise price for the options from the fair market value of the shares subject to the options as of the date of exercise or year end, respectively. There can be no assurance that the value of "unexercised options" reported above will be realized, and any gains on exercise will depend on the value of the Company's Common Stock on the date of exercise.

EMPLOYMENT CONTRACTS

    Mr. Marcy is employed under an employment contract dated May 1, 1994, entered into in connection with his employment as President and Chief Executive Officer. The term of the contract is for three years and is automatically renewable for one-year terms thereafter unless, not later than six months prior to the end of the term, written notice is given by Mr. Marcy or the Company advising that the term of employment shall not be extended further. Mr. Marcy's compensation arrangement is noted in the Compensation Committee's Report on Executive Compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    Dr. Morrison, who served on the Compensation Committee during the twelve months ended December 27, 1996, is a member of the Company's Health Care Division Advisory Board, serving at the pleasure of the Company without a written contract. Dr. Morrison did not receive any compensation as a result of such membership during the twelve months ended December 27, 1996.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    As a publicly-held company, Interim Services Inc. is strongly committed to maximizing stockholder value through growth of the business and superior financial performance. Thus, the compensation objective of the Company is to ensure that the executive compensation program is adequate both to attract, retain and motivate experienced and qualified individuals and to provide significant incentives that are directly linked to the Company's financial performance and increases in stockholder value, as measured by the Company's stock price.

    It is the Compensation Committee's responsibility to review the Company's executive compensation program and policies each year and to recommend to the non-employee members of the Board of Directors the compensation of the Company's executive officers. The Committee reviews and recommends to the Board of Directors the compensation of the Chief Executive Officer and the Chairman. The Chief Executive Officer submits his recommendations for compensation of the other executive officers to the Compensation Committee for its approval. The Compensation Committee recommends the compensation of the Chief Executive Officer, the Chairman and other executive officers, including the other Named Officers, after consideration of compensation policies and practices of other companies and consultations with outside compensation consultants. The Committee also annually reviews the compensation of the twenty highest paid executives of the Company and its subsidiaries. In 1996, the Committee continued to utilize the resources of a compensation consultant to review and advise on the Company's salary, incentive bonus and stock option plans and actions taken by the Committee in 1996 were consistent with the review and advice of the outside compensation consultant.

    There are three primary components to the executive compensation program at the Company; (1) base salary, (2) incentive compensation, and (3) stock options. A fourth component, retirement income, is under active consideration by the Committee.

BASE SALARY

    In setting base salaries, consideration is given to competitive market pay practices in the temporary service industry, service sector, and general industry for base salaries paid to senior executives with comparable qualifications, experience and responsibilities. The objective is to establish a basic level of compensation that is adequate to attract and retain experienced and qualified individuals, and to recognize their contributions and increased responsibilities throughout time.

INCENTIVE COMPENSATION

    Incentive compensation is designed to specifically relate executive pay to company performance. Bonuses under such plans provide financial rewards for achievement of substantive business results, and where substantive business results are attained, for the attainment of objectively measured personal performance goals. The Chief Executive Officer recommends the incentive compensation of the Company's other executive officers, including the other Named Officers, and the Committee reviews and approves the final compensation for these executives, and for the Chief Executive Officer. Bonuses are paid after the end of the fiscal year if the individual remains in the employ of the Company and achieves established performance targets. The bonus incentive requires the attainment of specific per share earnings growth targets for the Company's stock. The portion of each annual incentive bonus, if any, which is attributable to the Company exceeding the per share earnings growth target is, in most cases, deemed a contingent bonus, payable ratably over the next three fiscal years provided the executive remains employed at the end of each pay-out year. Furthermore, the contingent portion of each annual incentive bonus will, except for executives subject to Section 16(b) of the Exchange Act, be invested and paid out in the form of the Company's Common Stock. In 1995, the contingent bonuses for the Chief Executive Officer and four other Executive Officers were deferred as described above. No bonuses paid in 1996 were deferred.

STOCK OPTION AWARDS

    Long-term incentive awards are tied to gains realized from the ownership of the Company's common stock. The Committee believes that stock options provide incentives to executives by giving them a strong economic interest in maximizing stock price appreciation, thereby aligning their interests with the Company's stockholders. The Committee also believes that, when circumstances permit, stock options should be awarded to lower levels of employees than may be customary in some organizations. The Committee believes that such a practice is consistent with the Board's goals of providing incentives to enhance employee performance and to encourage stock ownership by a widespread employee population. Since the Company became a public company in 1994, the Committee has approved annual stock option awards consistent with the above policies. In certain cases, in order to attract highly qualified employees, the Committee has also approved the grant of options upon the hiring of certain key executives. For similar reasons, the Committee has also approved the grant of stock options to certain key executives of companies acquired by the Company. The aggregate number of shares reserved for the stock option program was determined after consultation with the Company's compensation and financial consultants. Individual awards are primarily based on the employee's level of responsibility in the Company. Option exercise prices are set at 100% of the fair market value on date of grant and the options expire after ten years. Stock options granted to employees become exercisable on a cumulative basis at an annual rate of 33 and 1/3% of the total number of shares subject to the option, beginning one year after the date of grant and generally expire ten years from the date of the grant. Beginning in 1996, the Committee intends to shorten the life of options awarded to executives. By doing so, the Committee hopes to encourage the earlier exercise of stock options, thus increasing executive stock ownership. Stock option awards to executive officers consist of incentive stock options (to the extent permitted by the Internal Revenue Code) and non-qualified stock options. Incentive stock options are granted to the remaining eligible employees. The committee has no plans to grant options for restricted shares, SAR's or other options that have an exercise price less than the fair market value of the stock on the date of grant. It is anticipated that additional grants of stock options will be issued in the future, and this Proxy Statement includes a proposal to authorize additional shares for stock options which may be granted in 1998.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The base salary, incentive compensation and stock option awards for the Chief Executive Officer are determined by the Committee substantially in conformity with the policies previously described for all other executives of the Company. During 1994, the Committee engaged a firm of outside compensation consultants to assist in evaluating the specific level and components of the Chief Executive Officer's compensation and the Committee's subsequent actions regarding the Chief Executive Officer's compensation have been consistent with the consultant's recommendations. The Board of Directors adopted the Committee's recommendations that, effective April 1, 1997, the base salary of the Chief Executive Officer be increased by 10%, from the annual rate of $500,000, established on April 1, 1996, to an annual rate of $550,000. For 1996, the Chief Executive Officer earned a bonus of $150,000 under the bonus incentive plan for executives described above, none of which was deferred under the terms of the plan. In addition, the Chief Executive Officer received $36,985 from the deferred portion of his 1994 and 1995 bonus. The Chief

Executive Officer's targeted annual incentive compensation, based entirely on achieving sustained growth in per share earnings, was established in 1997 at a level equivalent to 55% of his base salary. It is possible for the Chief Executive Officer to earn up to 200% of his targeted annual incentive compensation if the Company's actual increase in profitability exceeds the defined level by a significant amount.

    In 1996, a stock option award of 40,000 shares was granted to the Chief Executive Officer. The 1996 stock option was determined to be consistent with the outside compensation conultant's analysis of the practices of other companies of similar nature and comparable size. Special consideration was given to the fact that the Company was previously a wholly-owned subsidiary of another company and the desire to establish a significant alignment of the Chief Executive Officer's long-term economic interests with those of the Company's stockholders. It is anticipated that additional grants of stock options will be issued to the Chief Executive Officer in the future.

    The Employment Agreement of the Chief Executive Officer was effective May 1, 1994 and has a term of three years with provisions for automatic annual renewals subject to a prior notice not to extend the term. Salary, incentives and stock option awards are to be determined by the Committee. The Employment Agreement also provides for the continuation of the Chief Executive Officer's annual salary for the remaining term of employment and the vesting of outstanding stock options if the Chief Executive Officer's employment is terminated without good cause or as a result of retirement or a change in control.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code generally disallows a deduction to publicly traded companies to the extent of excess compensation over $1,000,000 paid to a Chief Executive Officer or to any of the four other most highly compensated executive officers, unless such excess compensation is paid pursuant to a plan which is solely based on objective performance criteria and is approved by the stockholders.

    On February 17, 1997, the Committee adopted a new Incentive Plan for 162(m) Executives (the "162(m) Incentive Plan") subject to the approval of the Company's stockholders, so that in 1997 and subsequent years, the compensation paid pursuant to the plan may be deductible in computing the Company's taxes under the Internal Revenue Code without regard to the $1,000,000 deduction limit. The new 162(m) Incentive Plan merely creates the framework for obtaining an income tax deduction and does not provide any new benefits to or result in any changes to the incentive bonus plans of the executives covered thereby. The terms of the new 162(m) Incentive Plan are summarized in this Proxy Statement and the Plan is set forth in Exhibit III. The committee believes that it is in the best interest of the stockholders to approve the Plan by voting "Yes" to
Item 5 on the Proxy Card.

EMPLOYEE STOCK OWNERSHIP

    The Committee endorses the concept that executive officers, individually and as a group, should have a significant ownership stake in their Company. Moreover, the Committee supports reasonable policies that encourage ownership of Company stock at all levels of employment. Because of the circumstances of the Company's initial public offering in 1994, in which H & R Block, Inc. sold 100% of its interest in the Company to the public, there were limited opportunities for executives and other employees to acquire Company stock. The Board of Directors has provided for opportunities to acquire Company stock by way of stock options, partial payment of bonuses in Company stock and investment in Company stock by its 401K plan. However, the Committee believes that additional steps should be taken to encourage executives to own a higher level of Company stock. Accordingly, the Committee has recommended adoption of and the Board of Directors has adopted the 1997 Employee Stock Purchase Plan summarized earlier in the Proxy Statement and set forth in full in Exhibit II.

    The Committee is also committed to the concept of stock ownership guidelines for key executives and is studying possible methods by which the Company may assist key executives in meeting stock ownership guidelines which the Committee is considering. The Committee expects to take further action with respect to these matters in 1997.

BY THE COMPENSATION COMMITTEE:        William F. Evans, Chairman
                                          Cinda A. Hallman
                                          Dr. J. Ian Morrison

                               PERFORMANCE GRAPH

    The following graph sets forth the cumulative total stockholder return on the Company's Common Stock for the period beginning January 27, 1994 (the date of the Company's initial public offering) and ended December 27, 1996, as well as the cumulative total return of the Standard and Poor's 500 stock index and a Peer Group Index, for the same time period. The total cumulative return on investment (change in stock price plus reinvested dividends, if any) for the Company, the Standard and Poor's 500 stock index and the Peer Group Index is based on stock prices as of January 27, 1994, assuming a $100 investment. The Company has not declared any dividends in the period represented in this performance graph.

    The Peer Group Index is comprised of the following publicly traded companies: CDI Corporation; Kelly Services, Inc.; Manpower Inc.; The Olsten Corporation; Robert Half International, Inc.; Staff Builders, Inc.; and Uniforce Services, Inc.

    The data for this performance graph was compiled by the Company from Bloomberg Financial Services. The stock price performance shown on this graph is not necessarily indicative of future price performance of the Company's Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             INTERIM SERVICES
                   INC.           S&P 500 COMPOSITE    PEER GROUP
1/27/94                    $100                 $100          $100
3/25/94                     124                   93            94
6/24/94                     116                   93           108
9/23/94                     122                   97           116                                .
12/30/94                    123                   96           121
3/31/95                     149                  105           142
6/30/95                     125                  114           119
9/29/95                     135                  123           133
12/29/95                    174                  129           134
3/29/96                     191                  135           166
6/28/96                     215                  141           180
9/27/96                     211                  144           171
12/27/96                    175                  159           158

                            APPOINTMENT OF AUDITORS
                             (ITEM 2 ON PROXY CARD)

    Deloitte & Touche audited the accounts of the Company for the twelve months ended December 27, 1996. Deloitte & Touche has offices or affiliates convenient to most of the Company's operations in the United States and other countries and is considered to be well qualified. The Board of Directors has appointed such firm as the Company's independent auditors for the fiscal period ending December 26, 1997, and recommends that the stockholders ratify such appointment. Representatives of Deloitte & Touche expect to attend the annual meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by stockholders.

    Proxies solicited by the Board of Directors will be voted for ratification of the appointment of Deloitte & Touche in the absence of instructions to the contrary.

                         APPROVAL OF THE 1997 LONG-TERM
                  EXECUTIVE COMPENSATION AND OUTSIDE DIRECTOR
                               STOCK OPTION PLAN
                             (ITEM 3 ON PROXY CARD)

INTRODUCTION

    Both the Company's 1993 Long-Term Executive Compensation Plan ("Executive Plan") and the Company's 1993 Stock Option Plan for Outside Directors (the "Director Plan") (collectively, the "Option Plans") were adopted by the Board of Directors of the Company on November 18, 1993, and approved by the then sole stockholder of the Company on November 18, 1993. The Option Plans have been amended by the Board on February 10, 1995 and February 1, 1996, and such amendments were approved by the Company's stockholders on May 11, 1995 and May 7, 1996, respectively. For ease of uniform administration and recordkeeping, and in light of recent regulatory changes which would allow for such changes, on February 5, 1997, the Board approved the combination of the Executive Plan and the Director Plan into one plan to be known as the 1997 Long-Term Executive Compensation and Outside Director Stock Option Plan (the "1997 Plan"), subject to stockholder approval. The terms of the 1997 Plan are substantially similar to those of the respective Option Plans. Upon stockholder approval, the 1997 Plan will replace the Option Plans and the Executive Plan and Director Plan will be eliminated. The effect of approving the 1997 Plan will be to approve the merger of the Option Plans into one plan and the increase in the authorized shares subject to the 1997 Plan by 850,000.

    The Board of Directors believes that the Option Plans have been effective in attracting executives, key employees and non-employee directors to the Company and its subsidiary corporations, providing long-term incentives and rewards to those executives and key employees responsible for the continued growth of the Company and securing for the Company and its stockholders the benefits of stock ownership in the Company by executive officers and outside directors. The Board of Directors also believes that incentive stock options and non-qualified stock options granted under the Executive Plan have provided a form of incentive that aligns the economic interests of management and other key employees with those of the Company's stockholders. The Board of Directors further believes that the continued services of qualified outside directors are essential to the sustained progress of the Company and its subsidiaries and that options granted pursuant to the Director Plan have provided additional incentive for outside directors to promote the success of the Company. The Board of Directors desires to carry forward these goals and purposes in the combined 1997 Plan.

    Approval of the 1997 Plan by the stockholders is desirable to qualify the annual formula grants to the Company's Outside Directors under the 1997 Plan under the available exemptions contained in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Qualification under Rule 16b-3 is necessary to exempt transactions involving securities granted under the 1997 Plan from the short-swing profit liability provisions of
Section 16(b) of the 1934 Act. Additionally, approval by the stockholders enables the Company to apply for the listing on the New York Stock Exchange of the shares of common stock reserved for issuance under the 1997 Plan (in excess of the 1,550,000 shares previously approved by stockholders under the Director Plan and the Executive Plan). Stockholder approval is also desired so that the 1997 Plan may qualify for certain exemptions under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

    The Board of Directors of the Company believes that the 1997 Plan and its approval by the stockholders of the Company are in the best interests of the Company. Accordingly, the Board recommends approval of the 1997 Plan by the stockholders.

MATERIAL FEATURES OF THE PLAN

    The following discussion summarizes the material features of the 1997 Plan, which are substantially similar to those of the Executive Plan and Director Plan. For a discussion of the primary differences between the 1997 Plan and the Director Plan and Executive Plan, see discussion under the section entitled "Shares Subject to the 1997 Plan." The following discussion is, however, qualified in its entirety by reference to the full text of the 1997 Plan, which is attached to this proxy statement as Exhibit I.

SHARES SUBJECT TO THE 1997 PLAN

    Historically, the Company has authorized an aggregate number of shares of Common Stock for use under either of the Executive Plan or the Director Plan, with the current authorization of an aggregate of 1,550,000 shares. Of these, options for 98,784 and 2,000 shares have been exercised under the Executive Plan and the Director Plan, respectively. All of the remaining authorized shares are allocated for outstanding unexercised stock option grants under the Option Plans (all of which would again become available under the plans upon lapse or forfeiture). Currently, there are no shares available for additional grants under the Option Plans.

    Authorization of additional shares is necessary in order to make additional awards under the 1997 Plan (the combination of the Executive Plan and the Director Plan) and for the Company to continue to receive the benefits associated with the 1997 Plan. Accordingly, the 1997 Plan authorizes up to 2,400,000 shares of Common Stock for issuance in accordance with the plan terms. Shares not issued under the Option Plans will be available for grants under the 1997 Plan. The total number of shares available for issuance under the Option Plans and the 1997 Plan shall not exceed 2,400,000. All of such shares may be issued or issuable under the 1997 Plan in connection with the exercise of incentive stock options. Shares of Common Stock not actually issued pursuant to an award shall be available for future awards. Shares of Common Stock to be delivered or purchased under the 1997 Plan may be either authorized but unissued Common Stock or treasury shares. The 1997 Plan also limits the total number of shares of common stock with respect to which stock options may be granted to any recipient during any calendar year to 100,000 shares.

INTEREST IN THE 1997 PLAN

    Because of their status as executive officers of the Company and due to their eligibility for the grant of stock options under the 1997 Plan, the executive officers may be considered to have a direct interest in the approval of the 1997 Plan by the stockholders of the Company. The executive officers of the Company are: Shannon Allen, Philip Baird, James Booth, Ronald de Heer, Robert Evans, Kathleen Gilmartin, Richard Gorman, Paul Haggard, Roy G. Krause, Robert Livonius, Marjorie Mangle, Raymond Marcy, Gary Peck, John B. Smith, Allan
C. Sorensen and Wayne Stickles. Because of their status as Outside Directors of the Company and, in some cases, as nominees for election as directors of the Company, and due to their eligibility for the grant of stock options under the 1997 Plan, Steven S. Elbaum, William F. Evans, Jerome B. Grossman, Cinda A. Hallman, Dr. J. Ian Morrison, Harold Toppel and A. Michael Victory may also be considered to have a direct interest in the approval of the 1997 Plan by the stockholders of the Company.

However, neither the 1997 Plan nor any option granted thereunder confers any right upon a person to continue as a director or executive officer of the Company or interferes in any way with either the right of the Board of Directors or stockholders of the Company to terminate the directorship or employment of a person or the person's right to terminate his or her directorship or employment at any time.

ADMINISTRATION

    The Plan shall be administered by the Compensation Committee (the "Committee") consisting of non-employee directors of the Company, to be appointed by and to serve at the pleasure of the Board of Directors of the Company. The Committee shall have full power and authority to construe, interpret and administer the 1997 Plan and, subject to the powers specifically reserved to the Board of Directors and subject to the other provisions of the 1997 Plan, to make determinations which shall be final, conclusive and binding upon all persons. The Committee from time to time may adopt rules, regulations and policies for carrying out the 1997 Plan. Such policies may include, but need not be limited to, the type, size and terms of awards to be made to the employee participants ("Recipients") and certain awards to Outside Directors of the Company's subsidiaries under the 1997 Plan and the conditions for payment of such awards.

ABSOLUTE DISCRETION

    The Committee may, in its sole discretion, at any time and from time to time during the continuance of the 1997 Plan, (i) determine which employees of the Company shall be granted Awards (as defined in "Types of Awards," below) under the 1997 Plan, (ii) grant to any employee so selected such an Award, (iii) determine the type, size and terms of Awards to be granted, (iv) establish objectives and conditions for granting Awards to Recipients, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan.

TYPES OF AWARDS

    Awards to Recipients under the 1997 Plan may include, but need not be limited to, shares of Common Stock, restricted shares of Common Stock ("Restricted Shares"), incentive stock options, stock options, stock appreciation rights, performance shares and performance units (collectively, "Awards"). The amount of each Award may be based upon the market value of a share of Common Stock. The Committee may make any other type of Award to Recipients which it shall determine is consistent with the objectives and limitations of the 1997 Plan. The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company it may select as a condition to the receipt of the Award.

    In addition to the Awards granted to Recipients, as of April 30 of each year, each Outside Director who is a member of the Company's Board of Directors shall be granted a stock option to purchase 2,000 shares of Common Stock. The Committee may grant stock options to purchase shares of Common Stock to Outside Directors of the Company's subsidiaries at such times as the Committee, in its sole discretion, may determine. The Committee may require that all stock options granted to Outside Directors ("Outside Director Stock Options") be exercised prior to an Outside Director's termination of service as a Director.

    The Committee may determine that all or a portion of an Award (other than Outside Director Stock Options, which vest one year from the date of grant) or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it. The Committee may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine. The Committee may also provide, in its sole and absolute discretion, that a Recipient to whom an Award is payable in whole or in part at a future time in shares of Common Stock shall be entitled to receive an amount per share equal in value to the cash dividends paid per share on issued and outstanding shares as of the dividend record dates occurring during the period from the date of the Award to the date of delivery of such share to the Recipient. The Committee may also authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on (i) any Award payable at a future time in cash during the period from the date of the Award to the date of payment, and (ii) any cash dividends paid on issued and outstanding shares as of the dividend record dates occurring during the period from the date of an Award to the date of delivery of shares pursuant to the Award.

ELIGIBLE EMPLOYEES

    Awards may be granted to any employee of the Company. No member of the Committee (other than an ex officio member) shall be eligible for grants of Awards as a Recipient under the 1997 Plan, although such member may be eligible for grants of Outside Director Stock Options. A Recipient may be granted multiple forms of Awards under the 1997 Plan. Subject to the total number of shares of Common Stock issuable under the 1997 Plan, incentive stock options may be granted under the 1997 Plan to a Recipient for any number of shares of Common Stock, subject to the limitation that the aggregate fair market value of such shares of Common Stock (determined as of time the incentive stock option is granted) with respect to which incentive stock options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other "incentive stock option plans" (as defined in the Code) maintained by the Company shall not exceed $100,000.

AWARDS TO BE GRANTED UNDER THE 1997 PLAN

    Set forth under the section entitled "Executive Compensation" is information concerning the type and amount of grants under the Executive Plan and Director Plan made by the Committee to eligible employees and Outside Directors of the Company. The exact types and amounts of any Awards to be made by the Committee in the future to any eligible employees pursuant to the 1997 Plan are not presently determinable. However, Outside Directors who are members of the Company's Board of Directors will receive an automatic grant of 2,000 Stock Options each April 30. As a result of the discretionary nature of the 1997 Plan with respect to Company employees and Outside Directors of the Company's subsidiaries, it is not possible to state who the participants in such Plan will be, the numbers of options or other Awards to be received by any person or group, or the benefits or amounts that would have been received by certain persons or groups under such Plan. The Committee presently expects that Awards of incentive stock options and stock options will be made if the 1997 Plan is approved by the stockholders, but the eligible employees to whom such incentive stock options and stock options are not yet determinable. In the exercise of its discretion under the 1997 Plan, the Committee may choose to grant other types of Awards under such Plan or may choose to grant no Awards under such Plan. However, the Committee does not presently intend to grant Restricted Shares, stock appreciation rights or other Awards which have an exercise price less than the market value of the Award on the date of grant.

NON-ASSIGNABILITY

    No Award or Outside Director Stock Option granted pursuant to the 1997 Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her.

STOCK OPTION PRICE

    The purchase price per share of Common Stock under each stock option (including Outside Director Stock Options) shall be equal to the closing price for the Common Stock on the New York Stock Exchange

(or on the principal securities exchange or other market on which the Common Stock is then being traded) on the date the stock option or incentive stock option is granted or if such closing price is not reported on the date of grant, the last reported closing price). Payment for exercise of any stock option shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

STOCK APPRECIATION RIGHT VALUE

    The base value per share of Common Stock covered by an Award in the form of a stock appreciation right shall be the market value of one share of Common Stock on the date the Award is granted.

CONTINUATION OF EMPLOYMENT

    The Committee shall require that a Recipient be an employee of the Company at the time an Award is made and vested. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of and the circumstances which shall constitute a cessation of employment and to determine whether such cessation is the result of retirement, death or any other reason.

EMPLOYMENT STATUS

    No Award shall be construed as imposing upon the Company the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.

ANTI-DILUTION PROTECTION

    In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards and Outside Director Stock Options or any other provisions of the 1997 Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the 1997 Plan or the number of shares of Common Stock subject to an outstanding Award or Outside Director Stock Option. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors may make such arrangements it deems advisable with respect to outstanding Awards or Outside Director Stock Options, which shall be binding upon Recipients of outstanding Awards and all optionees of stock options granted to Outside Directors, including, but not limited to, the substitution of any new Awards or stock options then outstanding, the assumption of any such Awards or stock options and the termination of or payment for such Awards or stock options.

MARKET VALUE RESTRICTIONS

    The amounts of certain Awards are based on the market value of a share of Common Stock at a specified point in time. The exercise price per share of Common Stock under each incentive stock option or stock option granted under the 1997 Plan, which is paid to the Company at the time of exercise, shall be determined by the Committee, but shall not be less than the closing market price of such Common Stock on the day of grant of such option. The exercise price for each option will remain constant during the life of the option, subject to adjustment pursuant to the anti-dilution provisions of the 1997 Plan described above. The market value of a share of Common Stock on the date a stock appreciation right is granted shall be the base value of such stock appreciation right. On April 3, 1997, the last reported sale price of the Common Stock on The New York Stock Exchange was $38.375 per share.

FEDERAL INCOME TAX CONSEQUENCES

    The Company has been advised by its counsel that the federal income tax consequences of the grant and/or exercise of Awards and Stock Options under the 1997 Plan are as described below. The following information is not a definitive explanation of the tax consequences of the Awards. Recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the Awards, and the ownership and disposition of any underlying securities.

        COMMON STOCK AWARDS; RESTRICTED SHARES. Under the Code, the federal income tax consequence to the recipient of a Common Stock award or an award of Restricted Shares will depend on the facts and circumstances of each such award, and, in particular, the nature of the restrictions imposed with respect to the shares of stock which is the subject of such award. In general, if the stock which is the subject of the Common Stock or Restricted Share award is actually issued to the recipient but is subject to a "substantial risk of forfeiture," e.g., if the rights to ownership of the stock are conditioned upon the future performance of substantial services by the recipient, a taxable event occurs only when the risk of forfeiture ceases and not before. So long as the sale of stock at a profit could subject the recipient to suit under Section 16(b) of the Securities Exchange Act of 1934, the stock is considered to be subject to a "substantial risk of forfeiture." At such time as the substantial risk of forfeiture ceases, the recipient will realize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk of forfeiture terminates over the recipient's cost of such stock (if any), and the same amount is deductible by the Company as compensation. Under certain circumstances, the recipient, by making an election under Section 83(b) of the Code, can accelerate the taxable event with respect to the stock, in which event the ordinary income amount and the Company's deduction will be measured and timed as of the date the stock is deemed, for Section 83(b) purposes, to have been transferred to the recipient. If the restrictions with respect to the stock which is the subject of such a Common Stock or Restricted Share award, by their nature, do not subject the recipient to a "substantial risk of forfeiture" of the stock, then the recipient will realize ordinary income with respect to the stock to the extent of the excess, at the time of grant, of the fair market value of the stock over the recipient's cost therefor, if any; and the same amount is then deductible by the Company.

        Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or the date of the receipt of the Restricted Shares, if the employee elects to be taxed on the fair market value upon such receipt). Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the Restricted Shares upon receipt, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

        INCENTIVE STOCK OPTIONS. The 1997 Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Code. A recipient who is granted an Incentive Stock Option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the Incentive Stock Option. However, the excess of the fair market value of the Common Stock received upon the exercise of the Incentive Stock Option over the exercise price is included in the recipient's alternative minimum taxable income and may be subject to alternative minimum tax ("AMT"). For AMT purposes only, the basis of the Common Stock acquired upon the exercise of the Incentive Stock Option is increased by the amount of such excess ("AMT Basis").

        If the recipient disposes of the shares purchased pursuant to the Incentive Stock Option more than two years after the date of grant and more than one year after the transfer of the shares to him (the required statutory "holding period"), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the exercise price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. For AMT purposes, the gain is the difference between the sales price and the AMT Basis.

        If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the fair market value of the shares at the time of exercise, or (ii) the amount, if any, realized on the disposition, over the exercise price. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. For AMT purposes, the gain is the difference between the sales price and the AMT Basis.

        NONQUALIFIED STOCK OPTIONS. The recipient of a nonqualified stock option under the 1997 Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the difference between the fair market value of the shares on the exercise date and the exercise price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis will include the amount previously recognized by the recipient as ordinary income.

        STOCK APPRECIATION RIGHTS. A recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the stock appreciation rights. Upon the exercise of stock appreciation right, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Common Stock from the date of grant of the stock appreciation right to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

        PERFORMANCE SHARES AND PERFORMANCE UNITS. A recipient of performance shares or performance units will not recognize any income for federal income tax purposes on the date of the grant of the right to receive performance shares or units. The recipient will recognize ordinary income for federal income tax purposes at the time of receipt of cash and/or Common Stock with respect to the performance shares or units in an amount equal to the sum of the amount of cash received plus the excess, if any, of the fair market value of the performance shares or units on the date received over the recipient's cost of such performance shares or units on the date of grant. The Company will be entitled to a deduction on the date of receipt of the performance shares or units by the recipient in an amount equal to the ordinary income recognized by the recipient. Upon disposition of any stock received, the recipient will recognize long-term or short-term gain or loss depending upon the period for which he or she has held the stock in an amount equal to the difference between the selling price and the fair market value of the stock on the date of receipt.

AMENDMENTS AND TERMINATION

    The Board of Directors of the Company shall have the right at any time during the continuance of the 1997 Plan to amend, modify, supplement, suspend or terminate the 1997 Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of the stockholders of the Company, no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under the 1997 Plan, unless such increase is by reason of any change in capital structure, (ii) change the termination date of the 1997 Plan, or (iii) delete or amend the market value restrictions contained in the 1997 Plan, and provided further, that no amendment, modification or termination of the 1997 Plan shall in any manner affect any Award or Outside Director Stock Option of any kind granted under the 1997 Plan without the consent of the Recipient of the Award or the optionee of a Stock Option, as the case may be, unless such amendment, modification or termination is by reason of any change in capital structure or unless the same is by merger, consolidation, reorganization, liquidation or similar occurrence.

    The Committee may grant Awards and Outside Director Stock Options at any time prior to February 5, 2007, on which date the 1997 Plan will terminate except as to Awards and stock options then outstanding thereunder, which Awards and stock options shall remain in effect until they have expired according to their terms or until February 5, 2017, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

RECOMMENDATION OF THE BOARD OF DIRECTORS "FOR" THIS PROPOSAL

    The Board of Directors believes that the 1997 Plan will promote the interests of the Company and its stockholders and enable the Company and its subsidiary corporations to continue to attract, retain and reward persons important to the Company's success. The 1997 Plan, the terms of which are not significantly different from the replaced Option Plans, is designed to enhance the identity of the interests of the plan participants with the interests of the Company's stockholders. As such, the Board of Directors believes that the 1997 Plan is in the best interests of the Company and its stockholders. Accordingly, THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE 1997 PLAN AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

OTHER INFORMATION

    Information as to certain benefit plans currently in effect or proposed for directors, officers and employees of the Company is set forth in the sections of this proxy statement entitled, "DIRECTORS' COMPENSATION, COMMITTEES AND MEETINGS," "EXECUTIVE COMPENSATION," "APPROVAL OF 1997 EMPLOYEE STOCK PURCHASE PLAN" and "APPROVAL OF THE INCENTIVE PLAN FOR 162(m) EXECUTIVES."

                               NEW PLAN BENEFITS

    The following table contains information concerning all recipients of the stock options granted, through the date of this Proxy Statement, pursuant to the 1993 Long-Term Executive Compensation Plan and the 1993 Stock Option Plan for Outside Directors, as continued in the 1997 Long-Term Executive Compensation and Outside Director Stock Option Plan and their aggregate dollar value based on their respective dates of grant.

                                                                                              1997 LONG-TERM
                                                                                          EXECUTIVE COMPENSATION
                                                                                           AND OUTSIDE DIRECTOR
                                                                                          STOCK OPTION PLAN (1)
                                                                                         ------------------------
                                                                                            DOLLAR     NUMBER OF
NAME AND POSITION                                                                         VALUE ($)      UNITS
                                                                                         ------------  ----------
Raymond Marcy..........................................................................     5,227,500     175,000
  President and Chief Executive Officer

Robert E. Livonius.....................................................................     2,613,750      87,500
  Executive Vice President and Chief Operating Officer

Gary Peck..............................................................................     1,481,250      50,000
  Vice President
  Commercial Branch Operations

John B. Smith..........................................................................     1,369,500      47,000
  Senior Vice President
  Secretary and Legal Counsel

Roy Krause.............................................................................     1,676,250      45,000
  Executive Vice President and Chief Financial Officer

Executive Group (2)....................................................................    20,362,178     668,687

Non-Executive Director Group (3).......................................................     1,651,000      58,000

Non-Executive Officer Employee Group (4)...............................................    32,016,771   1,021,924

------------------------

(1) See discussion under "APPROVAL OF THE 1997 LONG-TERM EXECUTIVE COMPENSATION AND OUTSIDE DIRECTOR STOCK OPTION PLAN."

(2) All current executive officers as a group.

(3) All current directors who are not officers as a group.

(4) All employees, including all current officers who are not executive officers, as a group.

                 APPROVAL OF 1997 EMPLOYEE STOCK PURCHASE PLAN
                             (ITEM 4 ON PROXY CARD)

INTRODUCTION

    On February 5, 1997, the Board of Directors approved the 1997 Employee Stock Purchase Plan (the "Stock Plan"). The Stock Plan provides the employees of the Company with the opportunity to purchase the Company's Common Stock through offerings to be made during a five-year period. The approval of the Company's stockholders is desirable in order to comply with certain ongoing listing requirements of the New York Stock Exchange and to qualify for certain exemptions under Section 162(m) of the Code. The Board of Directors hereby recommends the approval by the Company's stockholders of the Stock Plan.

    The Stock Plan is effective and the five-year period will commence on June 1, 1997, subject to approval by the Company's stockholders at the annual meeting. The opportunity to purchase the Company's Common Stock under the Stock Plan will cease on June 1, 2002.

MATERIAL FEATURES OF THE STOCK PLAN

    The following discussion summarizes the material features of the Stock Plan. The full text of the Stock Plan appears as Exhibit II to this Proxy Statement and reference is made to such exhibit for a full statement of the terms and conditions of the Stock Plan.

ADMINISTRATION

    The Stock Plan is to be administered by a committee consisting of three or more members appointed by the Board of Directors either from members of senior management, from the Board of Directors, or a combination thereof (the "Committee"). The Committee shall have the authority to interpret the Stock Plan and make rules and regulations for the administration of the Stock Plan.

PURCHASE OF SHARES

    The Stock Plan provides for offerings of shares of the Company's Common Stock on a routine basis. Each offering period shall last three (3) months, with the first offering period to commence June 1, 1997. Three hundred thousand (300,000) shares of the Company's Common Stock have been reserved for such purpose.

    Each employee choosing to participate in the offering shall receive an option, upon the effective date of such offering, for as many full shares of the Company's Common Stock as the participant chooses to purchase with up to 15% of the compensation received by such employee during the specified offering period, to be paid by payroll deductions.

    The purchase price for each share of the Company's Common Stock purchased under the Stock Plan shall be 85% of the lower of (i) the fair market value of the Common Stock at the beginning of the offering period, or (ii) the fair market value of the Common Stock at the end of the offering period. As of the last day of the offering period, the participant shall be deemed to have exercised the option and shall be charged for the amount of the purchase.

    Since participation and the degree of participation in the Stock Plan are purely discretionary on the part of eligible employees, future benefits under the Stock Plan are not currently determinable.

ELIGIBLE EMPLOYEES

    Any employee of the Company or its subsidiaries is eligible to participate in the Stock Plan if he or she has been employed by the Company or its subsidiaries for the twelve months preceding the offering, during which time he or she has completed at least 1,000 hours. No employee may participate in the Stock Plan if such employee, immediately after the commencement of the offering, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. No employee whose customary employment with the company is for less than five (5) months per year or less than twenty (20) hours per week may participate.

NON-ASSIGNABILITY

    No right granted pursuant to the Stock Plan shall be transferable other than by will or the laws of descent and distribution. In the event of a participating employee's retirement, death or other termination of employment, such employee shall be ineligible to continue to participate in the Stock Plan.

AMENDMENTS AND TERMINATION

    The Board of Directors may at any time, or from time to time, amend the Stock Plan in any respect, except that, without the approval of the holders of a majority of the shares of stock of the Company then issued and outstanding and entitled to vote, no amendment shall be made (i) increasing the number of shares approved for the Stock Plan, (ii) decreasing the purchase price per share, or
(iii) withdrawing the administration of the Plan from the Committee.

    The Stock Plan and all rights of employees under any offering thereunder shall terminate: (i) on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair; or (ii) at any time, at the discretion of the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

    The Company has been advised by its counsel that the federal income tax consequences of the Stock Plan are as described below. The following is not a definitive explanation of the tax consequences of the Stock Plan. Employees should consult with their own tax advisors with respect to the tax consequences inherent in the ownership of the Company's Common Stock.

    For federal income tax purposes, an employee does not realize income at the time of entry into the Stock Plan or purchase of a share of the Company's Common Stock. If no disposition of the Common Stock is made within two years from the date the share is transferred to the employee, upon subsequent disposition of the stock, ordinary income will be realized to the extent of the lesser of (1) 15% of the average market value on the offering date, or (2) the amount by which the net proceeds of the sale exceed the price paid. Any further gain is treated as capital gain. No income tax deduction will be allowed the Company for shares transferred to an employee, provided such shares are held for the periods described above. If the shares are disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the shares on the date of purchase over the price paid. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

RECOMMENDATION OF THE BOARD OF DIRECTORS "FOR" THIS PROPOSAL

    The Board of Directors believes that the Stock Plan will promote the interests of the Company and its stockholders by providing Company employees an opportunity to purchase the Company's Common Stock. The Stock Plan is designed to align the interests of Company employees with those of the current stockholders, through permitting and encouraging stock ownership by Company employees and executives. As such, the Board of Directors believes that the Stock Plan will contribute to and promote the stability of the Company. Accordingly, THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE STOCK PLAN AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

OTHER INFORMATION

    Information as to certain benefit plans currently in effect or proposed for directors, officers and employees of the Company is set forth in the sections of this proxy statement entitled, "DIRECTORS' COMPENSATION, COMMITTEES AND MEETINGS," "EXECUTIVE COMPENSATION," "APPROVAL OF THE 1997 LONG-TERM EXECUTIVE COMPENSATION AND OUTSIDE DIRECTOR STOCK OPTION PLAN" and "APPROVAL OF INCENTIVE PLAN FOR 162(m) EXECUTIVES."

                APPROVAL OF INCENTIVE PLAN FOR 162(M) EXECUTIVES
                             (ITEM 5 ON PROXY CARD)

INTRODUCTION

    On February 17, 1997, the Board of Directors approved the Incentive Plan for 162(m) Executives (the "162(m) Incentive Plan"). The 162(m) Incentive Plan provides for the grant of cash awards to "covered employees" as defined in
Section 162(m)(3) of the Code. The 162(m) Incentive Plan will become effective upon approval by the stockholders of the Company. The approval of the Company's stockholders is being sought in order to qualify the 162(m) Incentive Plan for certain federal tax deductions under Section 162(m) of the Code. Section 162(m) of the Code disallows a federal tax deduction to publicly-traded corporations for compensation to certain executive officers in excess of $1 million per year unless the material terms of such performance-based compensation have been approved by the corporation's stockholders. The Board of Directors hereby recommends the approval by the Company's stockholders of the 162(m) Incentive Plan. The Board of Directors does not intend for the 162(m) Incentive Plan to create new benefits not currently available to the eligible participants.

MATERIAL FEATURES OF THE PLAN

    The following discussion summarizes the material features of the 162(m) Incentive Plan. The full text of the 162(m) Incentive Plan appears as Exhibit III to this Proxy Statement and reference is made to such exhibit for a full statement of the terms and conditions of the 162(m) Incentive Plan.

ADMINISTRATION

    The 162(m) Incentive Plan is to be administered by the Compensation Committee of the Board of Directors of the Company or such other committee to which the Board has delegated administrative authority over the 162(m) Incentive Plan (the "Committee"). The Committee consists of three or more members of the Board of Directors who are not employees of the Company. The Committee is authorized to interpret the 162(m) Incentive Plan and to prescribe, amend, and rescind rules relating to the 162(m) Incentive Plan. The Committee shall establish the target awards for eligible employees and may, in its discretion, cancel or decrease an earned target award. The Committee may not, except as otherwise permitted under Treasury Regulation Section 1.162-27(e)(2)(iii)(C), increase such earned target award. The Committee may delegate certain of these activities, and all other matters as it solely determines.

TYPES OF AWARDS

    Awards under the 162(m) Incentive Plan shall be cash distributions based on the attainment of specific performance goals. Such performance goals shall be established by the Committee, in writing, within the first 90 days of the Company's fiscal year. Such performance goals will be based on one or more of the following performance-based criteria: earnings per share of Company stock, return on net assets, return on assets, return on equity, return on capital, return on revenues, cash flow, book value, Company stock price performance, or price-earning ratio. In addition, the Committee may nevertheless decline to pay all or part of an award if the participant does not attain individual objectives as established by the Committee regardless of whether the performance goals have been fully achieved. Notwithstanding the foregoing, the maximum target award payable to any participant in any year is 200% of his or her annual salary.

    Since the eligibility for awards and the amount of any award under the 162(m) Incentive Plan is determined by the performance goals as set by the Committee and the future attainment of such goals, future benefits under the 162(m) Incentive Plan are not currently determinable.

ELIGIBLE EMPLOYEES

    The Committee shall identify in writing, within the first 90 days of each fiscal year, the employees who will participate in the 162(m) Incentive Plan. An employee is eligible to participate in the 162(m) Incentive

Plan if the Committee has determined that the employee is a "covered employee" (as defined in Section 162(m)(3) of the Code) for the current fiscal year. Approximately five (5) employees of the Company will be eligible to participate in the 162(m) Incentive Plan each year.

NON-ASSIGNABILITY

    No right granted pursuant to the 162(m) Incentive Plan shall be transferable or assignable by its recipient other than by will or the laws of descent and distribution.

AMENDMENTS AND TERMINATION

    The Board of Directors may, in its sole and absolute discretion, amend, suspend or terminate the 162(m) Incentive Plan at any time, with or without notice to the participants in the 162(m) Incentive Plan. No amendment to the 162(m) Incentive Plan shall be effective which would increase the maximum award payable to an individual participant, change the specified performance objectives for payment of awards, or which would modify the eligibility requirements unless the stockholders of the Company have first approved such change. Under no circumstances shall the 162(m) Incentive Plan be amended to permit the Committee to increase an earned target award.

FEDERAL INCOME TAX CONSEQUENCES

    The Company has been advised by its counsel that the federal income tax consequences of the 162(m) Incentive Plan are as described below. The following is not a definitive explanation of the tax consequences of the awards under the 162(m) Incentive Plan. Participants should consult with their own tax advisors with respect to the tax consequences of their individual awards.

    A participant in the 162(m) Incentive Plan recognizes ordinary income at the time of the award under the plan equal to the value of the award. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

RECOMMENDATION OF THE BOARD OF DIRECTORS "FOR" THIS PROPOSAL

    The Board of Directors believes that the 162(m) Incentive Plan will promote the interests of the Company and its stockholders and enable the Company and its subsidiary corporations to continue to provide incentives and financial rewards to selected employees of the Company for their contribution to improving the profitability of the Company. The 162(m) Incentive Plan does not create any new benefits for the "covered employees." The purpose of the new plan is merely to preserve an income tax deduction for all payments under existing bonus plans, thereby eliminating the adverse impact on per share earnings which would result from a failure to qualify for such tax deduction. As such, the Board of Directors believes that the 162(m) Incentive Plan is in the best interests of the Company and its stockholders. Accordingly, THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE 162(m) INCENTIVE PLAN AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.

OTHER INFORMATION

    Information as to certain benefit plans currently in effect or proposed for directors, officers and employees of the Company is set forth in the sections of this Proxy Statement entitled "DIRECTORS' COMPENSATION, COMMITTEES AND MEETINGS," "EXECUTIVE COMPENSATION," "APPROVAL OF THE 1997 LONG-TERM EXECUTIVE COMPENSATION AND OUTSIDE DIRECTOR STOCK OPTION PLAN" and "APPROVAL OF 1997 EMPLOYEE STOCK PURCHASE PLAN."

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Company's Common Stock to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. Directors Grossman, Morrison and Toppel filed Forms 4 on July 8, 1996 with respect to stock option grants to them on April 30, 1996 (Forms 4 due May 10, 1996). Directors Evans, Hallman and Victory filed Forms 4 on July 9, 1996 with respect to stock option grants to them on April 30, 1996 (Forms 4 due May 10, 1996). Each of the above late filings was a result of oversights by the Company's legal department, which had undertaken to prepare and file the respective forms for the persons described above. Except as stated above, to the Company's knowledge, based on a review of copies of such reports furnished to the Company and written representations from its officers and directors that no other reports were required, during the fiscal year ended December 27, 1996, all other Section 16(a) filing requirements applicable to its executive officers, directors and persons owning beneficially more than ten percent of the Common Stock were complied with on a timely basis.

                             STOCKHOLDER PROPOSALS

    Recommendations to the Nominating Committee for nominees to be elected to the Board of Directors and proposals of stockholders intended to be presented at the next Annual Meeting scheduled to be held in May or June, 1998, must be submitted in writing to the Secretary of Interim Services Inc., 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309. Stockholder recommendations and proposals must be received by the Secretary no later than December 31, 1997, in order to be included in next year's Proxy Statement and Proxy Card.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting it is intended that the persons named in the proxy will vote according to their best judgment.

    The Annual Report To Stockholders of the Company for the twelve months ended December 27, 1996 (the "Annual Report"), is being mailed concurrently with this Proxy Statement to all stockholders of record as of April 3, 1997, except for accounts where the stockholder had filed a written request to eliminate duplicate reports. The Company's audited financial statements, management's discussion and analysis of financial condition and results of operations, selected five-year financial data, and quarterly data are contained in Appendix A enclosed herewith. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at Company expense, with additional copies of the Annual Report so that such record holders could supply such material to beneficial owners as of April 3, 1997. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE ANNUAL REPORT ON FORM 10-K FOR THE TWELVE MONTHS ENDED DECEMBER 27, 1996, FILED WITH THE COMMISSION (the "Form 10-K"), BUT WITHOUT EXHIBITS TO THE FORM 10-K, WILL BE AVAILABLE WITHOUT CHARGE, UPON REQUEST TO:

        Roy G. Krause
        Executive Vice President and
        Chief Financial Officer
        Interim Services Inc.
        2050 Spectrum Boulevard
        Fort Lauderdale, Florida 33309

                                          By Order of the Board of Directors
                                          John B. Smith, SECRETARY

April 10, 1997

                                                                       EXHIBIT I

                             INTERIM SERVICES INC.
                     1997 LONG-TERM EXECUTIVE COMPENSATION
                     AND OUTSIDE DIRECTOR STOCK OPTION PLAN

    1. PURPOSES. The purposes of this 1997 Long-Term Executive Compensation and Outside Director Stock Option Plan are to provide incentives and rewards to those employees largely responsible for the success and growth of Interim Services Inc., its subsidiary corporations and to assist all such corporations in attracting and retaining executives and other key employees with experience and ability, to attract and retain experienced and qualified directors who are not employees of the Company or any Subsidiary, and to secure for the Company and its stockholders the benefits of stock ownership in the Company by those executives, key employees, and directors. This Plan is the result of the merger of the Interim Services Inc. 1993 Long-Term Executive Compensation Plan and the Interim Services Inc. 1993 Stock Option Plan for Outside Directors.

    2.  DEFINITIONS.

        (a) "Award" means one or more of the following: shares of Common Stock, Restricted Shares, Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and any other rights which may be granted to a Recipient under the Plan (but shall not mean a Stock Option grant pursuant to Section 12).

        (b) "Common Stock" means the Common Stock, $0.01 par value, of the Company.

        (c) "Company" means Interim Services Inc., a Delaware corporation.

        (d) "Director" means a member of the Board of Directors of the Company or a member of the Board of Directors of any Subsidiary.

        (e) "Incentive Stock Option" means a Stock Option which meets all of the requirements of an "incentive stock option" as defined in Section 422(b) of the Internal Revenue Code of 1986, as now in effect or hereafter amended (the "Internal Revenue Code").

        (f) "Outside Director" means a Director who is not an employee of the Company or a Subsidiary on the date of grant of a Stock Option.

        (g) "Performance Period" means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.

        (h) "Performance Share" means the right to receive, upon satisfying designated performance goals for a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period.

        (i) "Performance Unit" means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock.

        (j) "Plan" means this 1997 Long-Term Executive Compensation and Outside Director Stock Option Plan, as the same may be amended from time to time.

        (k) "Recipient" means an employee of the Company or a Subsidiary who has been granted an Award under the Plan.

        (l) "Restricted Share" means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

        (m) "Stock Appreciation Right" means the right to receive, upon exercise of a Stock Appreciation Right granted under this Plan, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the increase in market value of the shares of Common Stock covered by such Stock Appreciation Right from the initial day of a Performance Period for such Stock Appreciation Right to the date of exercise.

        (n) "Stock Option" means the right to purchase, upon exercise of a Stock Option granted under this Plan, including Stock Options granted pursuant to
    Section 12, shares of the Company's Common Stock.

        (o) "Subsidiary" means a subsidiary of the Company, its divisions, departments, and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

    3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Compensation Committee (the "Committee") consisting of Outside Directors of the Company to be appointed by and to serve at the pleasure of the Board of Directors of the Company. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee. All references herein to the Committee shall be deemed to mean any successor to the Committee, however designated, or the Board of Directors of the Company if the Board has not appointed a Committee.

    The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board of Directors and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the stockholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under this Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards.

    4. ABSOLUTE DISCRETION. The Committee may, in its sole discretion, at any time and from time to time during the continuance of the Plan, (i) determine which employees of the Company shall be granted Awards under the Plan, (ii) grant to any employee so selected such an Award, (iii) determine the type, size and terms of Awards to be granted (subject to Sections 6, 10 and 11 hereof, as hereafter amended), (iv) establish objectives and conditions for receipt of Awards, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan; provided, however, that, in each and every case, those Awards which are Incentive Stock Options shall contain and be subject to those requirements specified in Section 422 of the Internal Revenue Code.

    5. ELIGIBILITY. Awards may be granted to any employee of the Company. No member of the Committee (other than an ex officio member) shall be eligible for grants of Awards under the Plan, although such member may be eligible for grants of Stock Options under Section 12. An employee may be granted multiple forms of Awards under the Plan. Subject to Section 6 relating to the total number of shares of Common Stock issuable under this Plan, Incentive Stock Options may be granted under this Plan to a Recipient for any number of shares of Common Stock, subject to the limitation that the aggregate fair market value of such shares of Common Stock (determined as of time the Incentive Stock Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other "incentive stock option plans" (as defined in the Internal Revenue Code) maintained by the Company shall not exceed $100,000.

    6. STOCK SUBJECT TO THE PLAN. The total number of shares of Common Stock issuable under this Plan may not exceed an aggregate 2,400,000 shares, subject to adjustment as provided herein. All of such shares may be issued or issuable under this Plan in connection with the exercise of Incentive Stock Options. Shares of Common Stock not actually issued pursuant to an Award and/or a Stock Option shall be available for future Awards and/or Stock Options. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares. The maximum number of shares of Common Stock with respect to which Stock Options may be granted to any Recipient during any calendar year is 100,000 shares.

    7.  AWARDS.

        (a) Awards under the Plan may include, but need not be limited to, shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, Stock Appreciation Rights, Performance Shares and Performance Units. The amount of each Award may be based upon the market value of a share of Common Stock. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the Plan.

        (b) The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company it may select as a condition to the receipt of the Award.

    8. VESTING REQUIREMENTS. The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it.

    9.  DEFERRED PAYMENTS AND DIVIDEND AND INTEREST EQUIVALENTS.

        (a) The Committee may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine.

        (b) The Committee may provide, in its sole and absolute discretion, that a Recipient to whom an Award is payable in whole or in part at a future time in shares of Common Stock shall be entitled to receive an amount per share equal in value to the cash dividends paid per share on issued and outstanding shares as of the dividend record dates occurring during the period from the date of the Award to the date of delivery of such share to the Recipient. The Committee may also authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on (i) any Award payable at a future time in cash during the period from the date of the Award to the date of payment, and (ii) any cash dividends paid on issued and outstanding shares as of the dividend record dates occurring during the period from the date of an Award to the date of delivery of shares pursuant to the Award. Any amounts provided under this subsection shall be payable in such manner, at such times, and subject to such terms and conditions as the Committee may determine in its sole and absolute discretion.

    10. CONTINUATION OF EMPLOYMENT. The Committee shall require that a Recipient be an employee of the Company at the time an Award is made and vested. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death or retirement of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of and the circumstances which shall constitute a cessation of employment and to determine whether such cessation is the result of retirement, death or any other reason.

    11. EMPLOYMENT STATUS. No Award shall be construed as imposing upon the Company the obligation to continue the employment of a Recipient. No employee or other person shall have any claim or right to be granted an Award under the Plan.

    12. STOCK OPTION GRANTS TO OUTSIDE DIRECTORS. Stock Options may be granted under the Plan to Outside Directors, subject to the provisions of this Section
12. As of April 30 of each year, each Outside Director serving on the Company's Board of Directors shall be granted a Stock Option to purchase 2,000 shares of Common Stock. The Committee may determine all or a portion of a Stock Option granted pursuant to this Section 12 shall vest at the times and upon such terms as selected by it. The Committee may grant Stock Options to purchase shares of Common Stock to Outside Directors who are not members of the Company's Board of Directors at such times as the Committee, in its sole discretion, may determine. The Committee may require that all Stock Options granted under this Section 12 be exercised prior to an Outside Director's termination of service as a Director.

    13. STOCK OPTION PRICE. The purchase price per share of Common Stock under each Stock Option (including Stock Options granted under Section 12) shall be equal to the closing price for the Common Stock on the New York Stock Exchange (or on the principal securities exchange or other market on which the Common Stock is then being traded) on the date the Stock Option or Incentive Stock Option is granted or if such closing price is not reported on the date of grant, the last reported closing price. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

    14. STOCK APPRECIATION RIGHT VALUE. The base value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be the market value of one share of Common Stock on the date the Award is granted.

    15.  REGISTRATION OF STOCK.  Each Award and each Stock Option granted under
Section 12 shall be subject to the requirement that if at any time the Committee (or, in the case of a Stock Option granted under Section 12, counsel for the Company) shall determine that qualification or registration under any state or federal law of the shares of Common Stock, Restricted Shares, Stock Options, Incentive Stock Options, or other securities thereby covered or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of such Award or Stock Option or the purchase of shares thereunder, the Award or Stock Option may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its discretion, deems unacceptable.

    16. ASSIGNABILITY. No Award or Stock Option granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution (subject to such restrictions as may be imposed pursuant to Section 12) and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her.

    17. DILUTION OR OTHER ADJUSTMENTS. In the event of any changes in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to Awards and Stock Options granted pursuant to Section 12 or any other provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan or the number of shares of Common Stock subject to an outstanding Award or Stock Option granted pursuant to Section 12.

    18. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors may make such arrangements it deems advisable with respect to outstanding Awards or Stock Options, which shall be binding upon Recipients of outstanding Awards and all optionees of Stock Options granted pursuant to
Section 12, including, but not limited to, the substitution of any new Awards or Stock Options then outstanding, the assumption of any such Awards or Stock Options and the termination of or payment for such Awards or Stock Options.

    19. WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards paid hereunder in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient's salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards under the Plan payable in shares of Common Stock may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to have the Company withhold shares of Common Stock to satisfy all or part of any such withholding obligations, with the value of such withheld shares of Common Stock based upon their fair market value on the date the tax withholding is required to be made.

    20. COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Recipient.

    21. FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

    22. AWARD CONTRACTS AND STOCK OPTION AGREEMENTS. The Committee shall have the power to specify the form of Award contracts and Stock Option agreements to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts and agreements shall be final, conclusive and binding upon the Company, the stockholders of the Company and the Recipients and optionees of Stock Options granted pursuant to Section 12. No Recipient or optionee of a Stock Option granted pursuant to Section 12 shall have any rights as a holder of Common Stock with respect to Awards or Stock Options hereunder unless and until certificates for shares of Common Stock or Restricted Shares are issued to the Recipient or to the optionee of a Stock Option granted pursuant to Section 12.

    23. GUIDELINES. The Board of Directors of the Company shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines from time to time as the Board deems necessary.

    24. AMENDMENT AND DISCONTINUANCE. The Board of Directors of the Company shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of the stockholders of the Company, no such amendment, modification or supplement shall
(i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 17 hereof, (ii) change the termination date of the Plan provided in
Section 25, or (iii) delete or amend the market value restrictions contained in Sections 13 and 14 hereof, and provided further, that no amendment, modification or termination of the Plan shall in any manner affect any Award or Stock Option granted pursuant to Section 12 of any kind theretofore granted under the Plan without the consent of the Recipient of the Award or the optionee of a Stock Option, as the case may be, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 17 hereof or unless the same is by reason of the matters referred to in Section 18 hereof.

    25. TERMINATION. The Committee may grant Awards and Stock Options at any time prior to February 5, 2007, on which date this Plan will terminate except as to Awards and Stock Options then outstanding hereunder, which Awards and Stock Options shall remain in effect until they have expired according to their terms or until February 5, 2017, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

    26. APPROVAL. This Plan was adopted by the Board of Directors on February 5, 1997 subject to the approval of the stockholders of the Company. The Plan shall take effect upon due approval of the stockholders of the Company.

                                                                      EXHIBIT II

                             INTERIM SERVICES INC.
                                      1997
                          EMPLOYEE STOCK PURCHASE PLAN

    The purpose of this Plan is to provide employees a continued opportunity to purchase stock of Interim Services through annual offerings to be made during the five-year period commencing June 1, 1997. Three hundred thousand (300,000) shares of Interim Services stock in the aggregate have been approved for this purpose.

    1. ADMINISTRATION. The Plan shall be administered by a Committee consisting of at least three members appointed by the Board of Directors either from members of senior management, from the Board of Directors, or a combination thereof. The Committee shall have authority to make rules and regulations for the administration of the Plan; its interpretations and decisions with regard thereto shall be final and conclusive.

    2. ELIGIBILITY. Except as provided below, any employee of Interim Services or its subsidiaries shall be eligible to participate in the Stock Plan if he or she has been employed by the Company or its subsidiaries for the twelve months preceding the offering, during which time he or she has completed at least 1,000 hours. Participation shall be in accordance with such rules as may be prescribed by the Committee from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of Section 423 of the Internal Revenue Code and the regulations promulgated thereunder. No employee may participate in an offering if such employee, immediately after the commencement of such offering, owns 5% or more of the total combined voting power or value of the stock of Interim Services or any subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and stock that the employee may purchase under outstanding options shall be treated as stock owned by the employee. No employee whose customary employment is for less than five (5) months per year or less than twenty (20) hours per week may participate.

    3. OFFERINGS. Interim Services shall make one or more annual offerings to participating employees to purchase Interim Services stock under the Plan. Each offering period shall be 3 months in duration with the first offering period to commence June 1, 1997. During an offering the amounts received as compensation by a participating employee shall constitute the measure of such employee's participation in the offering as is based on compensation.

    4. PARTICIPATION. An employee eligible on the effective date of any offering may participate in such offering at any time by completing and forwarding a payroll deduction authorization to the employee's appropriate payroll location. The form will authorize a regular payroll deduction from such employee's compensation, and must specify the date on which such deduction is to commence, which may not be earlier than the first day of the next pay period after the form is received by the Company. All participating employees shall have the same rights and privileges under the Plan except that the amount of stock a participating employee may purchase shall bear a uniform relationship to compensation pursuant to Section 5.

    5. DEDUCTIONS. Interim Services shall maintain payroll deduction accounts for all participating employees. With respect to any offering made under the Plan, a participating employee may authorize a payroll deduction of whole percentages (up to a maximum of 15%) of the compensation such employee receives during the offering period (or during such portion thereof in which the employee may elect to participate). The Committee may require a minimum payroll deduction for participation in any offering consistent with the requirements of Section 423 of the Internal Revenue Code.

    No employee may be granted an option that permits his or her rights to purchase stock under the Plan, and all other employee stock purchase plans of Interim Services and its subsidiaries described in Section 423 of the Internal Revenue Code, to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the effective date of the applicable offering) for each calendar year in which the option is outstanding at any time. In the event that a participating employee's payroll deductions would otherwise result in the purchase of stock in excess of the foregoing limitations, the stock purchase shall cease when the limitations are reached and the excess cash shall be refunded to such participating employee.

    6. DEDUCTION CHANGES. A participating employee may increase or decrease such employee's payroll deduction by filing a new payroll deduction authorization at any time during an offering period. The change may not become effective sooner than the next pay period after receipt of the authorization. If a participating employee ceases his or her payroll deductions, the Committee may, in its discretion, either declare his or her participation to have terminated and authorize distribution pursuant to Section 11 or permit the employee to have his or her cash remain credited under the Plan and apply such cash to the purchase of stock at the end of the offering period in which such cessation occurs.

    7. PURCHASE OF SHARES. Each employee participating in any offering under the Plan shall be granted an option, upon the effective date of such offering, for as many full shares of Interim Services stock as the participating employee may elect to purchase with up to 15% of the compensation received during the specified offering period (or during such portion thereof as the employee may elect to participate), to be paid by payroll deductions during such period.

    The purchase price for each share purchased shall be 85% of the lower of (i) the fair market value of Interim Services stock at the beginning of the offering period, or (ii) the fair market value of Interim Services stock at the end of the offering period. As of the last day of an offering, the account of each participating employee shall be totaled, and the employee shall be deemed to have exercised an option to purchase one or more full shares at the then-applicable price; the participating employee's account shall be charged for the amount of the purchase; and the ownership of such share or shares shall be appropriately evidenced on the books of Interim Services or its agent.

    8. EMPLOYEE ACCOUNTS AND CERTIFICATES. Upon purchase of one or more full shares by a participating employee pursuant to Section 7 hereof, Interim Services or its agent shall establish a book entry account in the name of the employee to reflect the share(s) purchased at that time. Certificates shall be issued only on request, on termination of participation in the Plan, or when necessary to comply with transaction requirements outside the United States. In the event a participating employee terminates his or her account, any remaining cash credited to the account will be paid to such employee.

    9. REGISTRATION OF SHARES. Shares may be registered only in the name of the participating employee, or, if such employee so indicates on the employee's payroll deduction authorization form, in the participating employee's name jointly with a member of such employee's family, with right of survivorship. A participating employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have shares registered in such employee's name as tenant in common or as community property with a member of such employee's family, without right of survivorship.

    10. RIGHTS AS A STOCKHOLDER. None of the rights or privileges of a stockholder of Interim Services shall exist with respect to shares purchased under the Plan unless and until such shares shall have been appropriately evidenced on the books of Interim Services or its agent.

    11. RIGHTS ON RETIREMENT, DEATH, TERMINATION OF EMPLOYMENT OR TERMINATION OF PARTICIPATION. In the event of a participating employee's retirement, death, or termination of employment, such employee shall be ineligible to continue to participate in the Plan, and no payroll deduction shall be taken from any pay due and owing to the employee after the pay period during which the employee became ineligible. Upon any such termination of participation, or in the event a participating employee's participation is declared terminated under Section 6, certificates representing the shares credited to the terminating employee's account, and any remaining cash credited to such account, shall be transferred to such employee, or to his or her beneficiary if the employee has died.

    12. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

    13. APPLICATION OF FUNDS AND ADMINISTRATIVE FEES. All funds received or held by Interim Services under the Plan may be used for any corporate purpose. The Committee may impose reasonable administrative fees on participating employees to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan.

    14. ADJUSTMENTS IN CASE OF CHANGES AFFECTING INTERIM SERVICES STOCK. In the event of a subdivision of outstanding shares, or the payment of a stock dividend, the number of shares approved for the Plan shall be increased proportionately, and such other adjustments shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting Interim Services stock, such adjustments shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

    15. AMENDMENT OF THE PLAN. The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that, without the approval of the holders of a majority of the shares of stock of Interim Services then issued and outstanding and entitled to vote, no amendment shall be made (i) increasing the number of shares approved for the Plan (other than as provided in Section 14 hereof), (ii) decreasing the purchase price per share, or (iii) withdrawing the administration of the Plan from a Committee consisting of persons not eligible to participate in the Plan.

    16. TERMINATION OF THE PLAN. The Plan and all rights of employees under any offering hereunder shall terminate:

        a. on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair, or

        b.  at any time, at the discretion of the Board of Directors.

    No offering hereunder shall be made which shall extend beyond June 1, 2002.

    17. GOVERNMENTAL REGULATIONS. Interim Services' obligation to sell and deliver Interim Services stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

    18. PLAN SHARES PURCHASES. Purchases of outstanding shares may be made pursuant to and on behalf of the Plan, upon such terms as Interim Services may approve, for delivery under the Plan. The shares which may be used under the Plan include treasury shares, authorized but unissued shares, shares purchased on the open market, or any combination thereof.

    19. PLAN SUBJECT TO STOCKHOLDER APPROVAL. The Plan is adopted subject to the approval of the stockholders of Interim Services given within 12 months from the date of adoption. Notwithstanding anything else contained herein, no shares of Interim Services stock may be purchased under the Plan prior to such stockholder approval.

    20. DEFINITIONS. The term "Interim Services" means Interim Services Inc., a Delaware corporation.

    The term "Interim Services stock" means the common stock of Interim
Services.

    The phrase "fair market value" means the closing price of Interim Services stock on the New York Stock Exchange on a given day or, if no sales of Interim Services stock were made on that day, the closing price of Interim Services stock on the next preceding day on which sales were made on the New York Stock Exchange. Provided, that the Committee may, in its discretion, establish such other measure of fair market value as it deems appropriate.

    The term "Plan" means this Interim Services Inc. 1997 Employee Stock Purchase Plan.

    The term "subsidiary" means a subsidiary of Interim Services within the meaning of Section 424(f) of the Internal Revenue Code and the regulations promulgated thereunder.

                                                                     EXHIBIT III

                             INTERIM SERVICES INC.
                                 INCENTIVE PLAN
                             FOR 162(M) EXECUTIVES

I.  PLAN PURPOSE

    The Interim Services Inc. Incentive Plan For 162(m) Executives is intended to provide incentives and financial rewards to selected employees of the Company for their contribution to improving the profitability of the Company.

II.  ELIGIBILITY AND PARTICIPATION

    Within the first 90 days of each Year, the Committee shall identify, in writing, the employees who will participate in the Plan for such Year. In order for an employee to be eligible for participation in the Plan for a particular Year, the Committee must determine that the employee could be a "covered employee" of the Company within the meaning of Section 162(m)(3) of the Code for such Year. Additions to the Plan during a Year shall be made only in the event of an unusual circumstance, such as a new hire.

III.  INDIVIDUAL TARGET AWARDS

    Individual target awards shall be established by the Committee for eligible employees. Target awards will be paid only upon the achievement of specific performance goals established by the Committee, in writing, within the first 90 days of each Year (or, in the case of a new hire added to the Plan during a Year, before 25% of such individual's service for the Company for the Year has elapsed). Such performance goals will be based on one or more of the following performance-based criteria: earnings per share of Company stock, return on net assets, return on assets, return on equity, return on capital, return on revenues, cash flow, book value, Company stock price performance, or price-earnings ratio. In addition, the Committee may nevertheless decline to pay all or part of an award if the participant does not attain individual objectives as established by the Committee regardless of whether the performance goals have been fully achieved.

IV.  DISCRETION TO DECREASE AWARD

    The Committee, in its discretion, may cancel or decrease an earned target award, but, except as otherwise permitted under Treasury Regulation Section 1.162-27(e)(2)(iii)(C), may not under any circumstances, increase such award.

V.  MAXIMUM AWARD

    Notwithstanding any other provision of this Plan, the maximum target award a Participant may earn and receive in a Year is 200% of his or her annual salary. The Committee may, in its discretion, decrease this maximum, but, except as otherwise permitted under Treasury Regulation Section 1.162-27(e)(27)(iii)(C), may not, under any circumstances, increase this maximum.

VI.  PAYMENTS

    Before any payments are made under the Plan, the Committee must certify in writing that the performance goals justifying the payment of Plan Compensation have been met. The distribution of Plan Compensation shall be made in cash by the end of March following the Compensation Year.

                                     III-1

VII.  ENTITLEMENTS

    GENERAL RULE. To receive compensation from the Plan, the Participant must be an employee of the Company at the time of payment of Plan Compensation as determined by the Committee, in its sole discretion. Exceptions to this rule shall be made in the cases of death, retirement, layoff, and disability as described in this Section. The Committee may also, in its sole discretion, permit other exceptions to this rule.

    DEATH, RETIREMENT, LAYOFF AND DISABILITY. If a Participant dies, retires, is laid off, or becomes disabled during the Compensation Year, the amount earned shall be prorated and payment made by the end of March following the Compensation Year. If death, retirement, layoff or disability occurs after the close of a Compensation Year, but before payment is made, such event shall not affect calculations.

VIII.  ADMINISTRATION

    The Committee is authorized and empowered to administer the Plan; interpret the Plan; prescribe, amend and rescind rules relating to the Plan; and determine the rights and obligations of Participants under the Plan. The Committee may delegate certain of these activities, and all other matters as it solely determines. All decisions of the Committee shall be final and binding upon all parties including the Company, its stockholders, and its participants.

IX.  MISCELLANEOUS

    NO CONTRACT OR GUARANTEE OF CONTINUED EMPLOYMENT. Eligibility to participate in the Plan is not a guarantee of continued employment. The Plan does not constitute a contract of employment and the Company specifically reserves the right to terminate a Participant's employment at any time with or without cause and with or without notice or assigning a reason.

    NO GUARANTEE OF PLAN COMPENSATION. Eligibility to participate in this Plan does not guarantee the payment of Plan Compensation. Participants who have accrued rights to Plan Compensation shall be general creditors of the Company and shall not have any interest in the income or assets of the Company.

    ASSIGNMENTS AND TRANSFERS. With the exception of transfer by will or by the laws of descent and distribution, rights under the Plan may not be transferred or assigned.

    WITHHOLDING TAX. The Company will deduct from all cash payments due a Participant taxes required by law to be withheld with respect to such payments.

X.  DEFINITIONS

    Except as otherwise specified or as the context may otherwise require, the following terms have the meanings indicated below for the purposes of this Plan:

    BOARD means the Board of Directors of the Company.

    CODE means the Internal Revenue Code of 1986, as amended.

    COMMITTEE means the Compensation Committee of the Board or any such other Committee to which the Board has delegated the responsibility for administering the Plan. The Committee shall consist of three or more members of the Board who are "outside directors" as defined in Code Section 162(m) and the regulations thereunder.

    COMPANY means Interim Services Inc. and its Subsidiaries.

    COMPENSATION YEAR OR YEAR means the fiscal year of the Company.

                                     III-2

    DISABILITY means disability according to the terms of the Company's long-term disability program as may from time to time be applicable with respect to the particular Participant.

    PARTICIPANT means an eligible Company employee selected for plan participation in accordance with the procedures set forth in Section II.

    PLAN means this Interim Services Inc. Incentive Plan For 162(m) Executives as set forth herein.

    PLAN COMPENSATION means the amounts earned for the year as a consequence of the Plan.

    SUBSIDIARY means any corporation designated by the Committee in which the Company owns an equity interest.

XI.  GOVERNING LAW

    The Plan shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of Florida, without giving effect to the principles of conflicts of law thereof.

XII.  PLAN AMENDMENT AND TERMINATION

    The Company may, in its sole and absolute discretion, amend, suspend or terminate the Plan at any time, with or without advance notice to Participants. Notwithstanding the foregoing, no amendment to the Plan shall be effective which would increase the maximum award payable under Section V, which would change the specified performance objectives for payment of awards under Section III, or which would modify the requirements as to eligibility for participation under
Section II unless the stockholders of the Company shall have first approved such change. Under no circumstances may the Plan be amended to permit the Committee to increase the amount of the target award in contravention of the requirements of Section IV.

XIII.  EFFECTIVE DATE OF THE PLAN

    This Plan shall be effective on the date it is approved by the stockholders of the Company which must occur within one year after approval by the Board. Any grant of Plan Compensation prior to the approval by the shareholders of the Company shall be void if such approval is not obtained.

                                     III-3

                         APPENDIX A TO PROXY STATEMENT
                             FINANCIAL INFORMATION
                                    CONTENTS

                                                                                                              PAGE
                                                                                                            ---------

Selected Financial Data...................................................................................        A-2

Management's Discussion and Analysis of Financial Condition and Results of Operations.....................        A-3

Independent Auditors' Report..............................................................................        A-9

Consolidated Financial Statements

  Consolidated Statements of Earnings.....................................................................       A-10

  Consolidated Balance Sheets.............................................................................       A-11

  Consolidated Statements of Stockholders' Equity.........................................................       A-12

  Consolidated Statements of Cash Flows...................................................................       A-13

  Notes to Consolidated Financial Statements..............................................................       A-14

Quarterly Financial Data..................................................................................       A-25

                            SELECTED FINANCIAL DATA

                                                                           FISCAL YEAR ENDED
                                                     -------------------------------------------------------------
                                                        1996         1995        1994(1)       1993        1992
                                                     -----------  -----------  -----------  -----------  ---------
                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
System-wide Sales (2)..............................  $ 1,834,258  $ 1,494,260  $ 1,279,339  $ 1,085,759  $ 973,099
                                                     -----------  -----------  -----------  -----------  ---------
                                                     -----------  -----------  -----------  -----------  ---------
INCOME STATEMENT DATA:
Revenues:
Commercial Division
  Commercial Staffing..............................  $   602,504  $   515,454  $   431,348  $   347,189  $ 281,982
  Professional Services............................      308,793      138,140       99,935       79,691     55,785
HealthCare Division................................      229,002      205,719      165,614      143,209    135,956
Other Income.......................................        6,852        4,934        7,799        4,171      3,740
                                                     -----------  -----------  -----------  -----------  ---------
    Total Revenues.................................    1,147,151      864,247      704,696      574,260    477,463
Expenses:
Cost of Services...................................      795,789      600,169      491,404      402,039    331,782
                                                     -----------  -----------  -----------  -----------  ---------
  Gross Profit.....................................      351,362      264,078      213,292      172,221    145,681
Selling, General & Admin...........................      243,652      177,105      137,859      119,763    106,346
Licensee Commissions...............................       39,500       37,295       33,796       20,586     12,142
                                                     -----------  -----------  -----------  -----------  ---------
  Results of Operations............................       68,210       49,678       41,637       31,872     27,193
Merger Expense (3).................................        8,600           --           --           --         --
Amort. Of Intangibles..............................        8,802        6,884        6,041        5,671      5,285
Interest Expense (4)(5)............................        5,696          990          112        1,787      1,570
                                                     -----------  -----------  -----------  -----------  ---------
  Earnings Before Taxes............................       45,112       41,804       35,484       24,414     20,338
Taxes on Earnings..................................       22,097       18,071       16,028       11,564      9,855
                                                     -----------  -----------  -----------  -----------  ---------
    Net Earnings...................................  $    23,015  $    23,733  $    19,456  $    12,850  $  10,483
                                                     -----------  -----------  -----------  -----------  ---------
                                                     -----------  -----------  -----------  -----------  ---------
Net Earnings Per Share (6).........................  $      1.38  $      1.52  $      1.26  $      0.93  $    0.76
                                                     -----------  -----------  -----------  -----------  ---------
                                                     -----------  -----------  -----------  -----------  ---------
Net Earnings Per Share (excluding merger
  expenses)........................................  $      1.83
                                                     -----------
                                                     -----------
Weighted Average Shares............................       16,709       15,662       15,391       13,873     13,846

BALANCE SHEET DATA:
Total Assets (7)...................................  $   512,490  $   424,489  $   275,364  $   242,925  $ 230,022
Long-term Obligations..............................           --       60,000           --       30,000     89,107
Working Capital....................................      169,283       67,526       81,997       78,898     73,381
OPERATING INFORMATION:
Total Offices (8)..................................          998          940          796          728        674

--------------------------

(1) The 1994 fiscal year contained 53 weeks. All other years contained 52 weeks.

(2) Includes sales of all company-owned, franchised and licensed offices. Sales data for franchised offices are derived from reports provided by franchisees, which are not audited.

(3) On May 23, 1996, the Company completed a merger with Brandon Systems Corporation ("Brandon"), an IT staffing company. Merger expense represents all fees and expenses related to the merger, consolidation and restructuring of the combined companies.

(4) Interest expense is net of interest income earned by Brandon.

(5) Prior to September 25, 1993, the Company's working capital and acquisition financing were provided by Block. There was no interest charged on intercompany debt. In conjunction with the IPO, effective September 25, 1993, Block formalized this arrangement by (i) providing a revolving credit facility in the amount of $20,000 to fund the operating requirements of the Company; (ii) converting $30,000 of intercompany indebtedness on such date to a term loan and (iii) contributing $51,289 to the capital of the Company. The earnings data for fiscal 1992 and 1993 give effect to this arrangement as if it occurred at the beginning of the periods. Interest expense has been computed at 6% and income taxes at the statutory rate.

(6) No cash dividend has ever been paid by Interim. However, prior to the Brandon Merger, Brandon paid cash dividends.

(7) Certain reclassifications have been made to prior periods to conform to current year presentation.

(8) At end of period.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

INTRODUCTION

    This discussion and analysis should be read in conjunction with the Company's Consolidated Financial Statements and the related Notes included in this Appendix to the Proxy Statement.

    The Company operates within one industry segment, providing flexible staffing in the United States, Canada, The Netherlands and parts of the United Kingdom. The Company's business is organized into two divisions: Commercial and HealthCare. The Commercial Division has two business lines, Commercial Staffing and Professional Services. The HealthCare Division offers home care services as well as special services.

    The Company completed a merger with Brandon Systems Corporation ("Brandon"), a strategic IT staffing company, on May 23, 1996, which was accounted for under the pooling-of-interests method of accounting. Accordingly, the historical information has been restated for all periods prior to the Brandon merger. All other acquisitions to date have been accounted for under the purchase method of accounting.

    During the nine months ended December 30, 1994, the Company changed its fiscal year from a 52- or 53-week year ending on the last Friday in March to a 52- or 53-week year ending on the last Friday in December. The change in fiscal year was made to align the Company's year end more closely with the standard for companies in the staffing industry. The financial statements have been restated, for all years presented, to a 52- or 53-week year ending on the last Friday in December.

GENERAL INDUSTRY TRENDS

    Demand for staffing services has grown significantly as businesses continue to increase reliance on flexible staff to manage operating costs and meet fluctuating staffing requirements. In addition, many companies use flexible staffing to reduce administrative overhead by outsourcing operations that are not part of their core business competencies. Furthermore, the staffing industry, while highly fragmented, is currently experiencing a trend toward consolidation, which is contributing to above-market rates of growth for a number of companies in the industry.

SALES OVERVIEW

    System-wide sales data includes sales from all company-owned, franchised and licensed offices. Sales data for franchised offices are derived from reports provided by franchisees, which are not audited. During 1996, Company sales increased by 22.8% to $1,834.3 million. From fiscal 1994 to 1996, system-wide sales increased by 43.4%. Sales growth from 1994 through 1996 is due primarily to the rapidly growing markets in which the Company operates, new branch openings, and most recently, growth in Professional Services through the acquisition of IT, legal and accounting branch offices.

    Franchisee sales have decreased as a percentage of total sales due to a slower rate of growth among franchisees and the repurchase of franchises by the Company. Licensee sales in 1996 decreased as a percentage of total sales as a result of the conversion of a large licensee to a franchisee.

    The following table summarizes the Company's sales mix for the last three fiscal years:

                                                                     FISCAL YEAR ENDED DECEMBER,
                                                                -------------------------------------
                                                                   1996         1995         1994
                                                                -----------  -----------  -----------
Branch........................................................       47.9%        40.8%        37.6%
Franchise.....................................................       39.2         43.9         47.2
License.......................................................       12.9         15.3         15.2
                                                                    -----        -----        -----
Total Sales...................................................      100.0%       100.0%       100.0%
                                                                    -----        -----        -----
                                                                    -----        -----        -----

REVENUE OVERVIEW

    From 1994 through 1996, Commercial Division revenue increased as a percentage of total Company revenue principally due to the accelerated growth rate and acquisition activity in Professional Services.

                                                                     FISCAL YEAR ENDED DECEMBER,
                                                                -------------------------------------
                                                                   1996         1995         1994
                                                                -----------  -----------  -----------
Commercial Division:
  Commercial Staffing.........................................       52.5%        59.6%        61.2%
  Professional Services.......................................       26.9         16.0         14.2
HealthCare Division...........................................       20.0         23.8         23.5
Other.........................................................        0.6          0.6          1.1
                                                                    -----        -----        -----
Total Revenues................................................      100.0%       100.0%       100.0%
                                                                    -----        -----        -----
                                                                    -----        -----        -----

    The following table summarizes the Company's revenue mix for the last three fiscal years:

                                                                     FISCAL YEAR ENDED DECEMBER,
                                                                -------------------------------------
                                                                   1996         1995         1994
                                                                -----------  -----------  -----------
Branch........................................................       76.7%        70.6%        68.3%
Franchise.....................................................        2.4          2.8          3.2
License.......................................................       20.3         26.0         27.4
Other.........................................................        0.6          0.6          1.1
                                                                    -----        -----        -----
Total Revenues................................................      100.0%       100.0%       100.0%
                                                                    -----        -----        -----
                                                                    -----        -----        -----

RESULTS FROM OPERATIONS OVERVIEW

    During the past three years, the Company's gross profit margin remained relatively stable as higher gross margins in Professional Services were partially offset by (i) the growth of Commercial Staffing revenues, which have lower gross profit margins, and (ii) the decline of franchise royalties (which essentially contribute 100% to gross profit) as a percentage of total Company revenues.

    Selling, general and administrative expenses as a percentage of revenues increased over the three years reflecting higher relative costs associated with the growth of Professional Services. Additionally, due to the slower general growth of licensee revenues as compared to branch revenues, licensee commissions as a percentage of revenues has decreased.

    The following table sets forth operational results as a percentage of total revenues for the periods indicated:

                                                                     FISCAL YEAR ENDED DECEMBER,
                                                                -------------------------------------
                                                                   1996         1995         1994
                                                                -----------  -----------  -----------
Total Revenues................................................      100.0%       100.0%       100.0%
Cost of Services..............................................       69.4         69.4         69.7
                                                                    -----        -----        -----
Gross Profit (1)..............................................       30.6         30.6         30.3
Selling, General & Administrative.............................       21.2         20.5         19.6
Licensee Commissions..........................................        3.4          4.3          4.8
                                                                    -----        -----        -----
Results from Operations.......................................        6.0          5.8          5.9
Merger Expense................................................        0.8           --           --
Amortization of Intangibles...................................        0.8          0.8          0.8
Interest......................................................        0.5          0.1           --
Taxes.........................................................        1.9          2.1          2.3
                                                                    -----        -----        -----
Net Earnings..................................................        2.0%         2.8%         2.8%

Net Earnings (excluding merger expenses)......................        2.7%         2.8%         2.8%

------------------------

(1) During 1995, the Company reclassified certain non-payroll related costs from cost of services to selling, general and administrative expenses to conform to industry norms. The effect of this reclassification was to increase gross profit by 0.4% in 1995.

FISCAL 1996 COMPARED TO 1995

    REVENUES

    Revenues in 1996 increased 32.7% to $1,147.2 million from $864.2 million in the prior year. Commercial Staffing revenues increased 16.9% reflecting the expansion of the Interim On-Premise program and an increase in the number of offices and services provided. Professional Services revenues increased 123.5% reflecting significant IT acquisition activity and internal growth. HealthCare Division revenues increased 11.3% due to increases in the number of offices and expansion of Occupational Health and Physicians services.

    GROSS PROFIT

    Gross profit increased 33.1% to $351.4 million from $264.1 million in the prior year period. Increases in gross profit and cost of services are associated with the increase in revenues. Gross profit margin was 30.6%, the same as last year. Although the Company has added revenues of higher gross profit business through acquisitions and increases in our Professional Services business, this has been offset by a decline in franchise royalties as a percent of total company revenue and an increase in the percentage of Commercial Division revenues which generally have lower gross profit.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative expenses increased 37.6% to $243.7 million from $177.1 million in the prior year period. Selling, general and administrative expenses as a percentage of revenues were 21.2% compared to 20.5% a year ago due to the higher relative costs associated with Professional Services.

    LICENSEE COMMISSIONS

    Licensee commissions increased 5.9% to $39.5 million from $37.3 million in the prior year period. Licensee commissions as a percentage of revenues decreased from 4.3% to 3.4% due to the Company's repurchase activity, one licensee conversion to a franchise, and slower general growth of licensee revenues as compared to branch revenue growth.

    AMORTIZATION OF INTANGIBLES

    Amortization expense increased 27.9% to $8.8 million from $6.9 million in the prior year period reflecting the increase in intangible assets arising from acquisitions.

    TAXES ON EARNINGS

    The effective tax rate of 49.0% in 1996 results from a large portion of merger expenses, recorded in the first half of 1996, being nondeductible. The effective tax rate, excluding the effects of nonrecurring merger expenses, was 43.0% compared to 43.2% in the prior year. The decline in the effective tax rate is due primarily to the fact that during these periods amortization of certain nondeductible intangibles remained relatively fixed while earnings before taxes increased.

    NET EARNINGS

    Net earnings excluding merger expenses (net of taxes) increased 29.0% to $30.6 million, or $1.83 per share, from $23.7 million, or $1.52 per share in the prior year period. This represents a 20.9% increase in per share earnings. Including merger expenses, net earnings decreased 3.0% to $23.0 million, or $1.38 per share from $23.7 million or $1.52 per share in the prior year period. The weighted average number of shares outstanding increased to 16,709,000 from 15,662,000 in the prior year period, primarily due to the additional shares issued as a result of the secondary public offering on October 17, 1996.

FISCAL 1995 COMPARED TO 1994

    REVENUES

    Revenues in 1995 increased 22.6% (24.3% excluding the 53rd week in 1994) to $864.2 million from $704.7 million in 1994. Commercial Staffing revenues increased 19.5% (21.1% excluding the 53rd week in 1994) due to an increase in the number of billed hours, offices acquired and continued internal office expansion. Professional Services revenues increased 38.2% (38.9% excluding the 53rd week in 1994) primarily related to acquisitions that occurred in 1995. HealthCare Division revenues increased 24.2% (26.8% excluding the 53rd week in 1994) due to continued expansion in home care.

    GROSS PROFIT

    Gross profit in 1995 increased 23.8% to $264.1 million from $213.3 million in 1994 (22.4% excluding reclassifications adopted in 1995 in which certain nonpayroll related costs were removed from cost of services to conform to industry norms). The gross profit margin was 30.6% (30.2% excluding reclassifications) as compared with 30.3% in the prior year.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Selling, general and administrative expenses increased 28.5% to $177.1 million from $137.9 million in 1994. Selling, general and administrative expenses as a percentage of total revenue increased to 20.5% in 1995 from 19.6% in 1994 as a result of a full year of HealthCare Division acquisitions made in 1994 and a partial year of Professional Services acquisitions made in 1995. Professional Services such as executive search, human resources, accounting and therapy have a higher gross profit margin but require higher selling, general and administrative expenditures as a percentage of revenue.

    LICENSEE COMMISSIONS

    In 1995, licensee commissions increased 10.4% to $37.3 million from $33.8 million in 1994 as a result of an increased number of licensees.

    AMORTIZATION OF INTANGIBLES

    For 1995, amortization expense increased 14.0% to $6.9 million from $6.0 million in the prior year period reflecting the increase in intangible assets arising from acquisitions.

    TAXES ON EARNINGS

    The provision for income taxes for 1995 reflects an effective tax rate of 43.2%, which is less than the 45.2% rate for 1994. The lower effective tax rate for 1995 is the result of (i) a decrease in the effective rate relating to state income taxes and (ii) nondeductible amortization of intangible assets remaining fixed while earnings before income taxes increased.

    NET EARNINGS

    In 1995, net earnings increased 22.0% to $23.7 million from $19.5 million in 1994. Net earnings per share increased 20.6% to $1.52 in 1995 from $1.26 in 1994. The weighted average shares outstanding was 15,662,000 in 1995 compared to 15,391,000 in 1994.

LIQUIDITY AND CAPITAL RESOURCES

    Historically, the Company financed its operations through cash generated by operating activities and bank lines of credit. The Company's principal uses of cash are funding acquisitions, capital expenditures, working capital needs and repayment of debt. The nature of the Company's business requires payment of wages to its flexible staff on a weekly, or bi-weekly basis, while payments from clients are generally received 30-60 days after billing for Commercial Staffing and Professional Services and 65 or more days for HealthCare clients. The Company believes that its internally generated funds, the excess cash from the secondary offering, and lines of credit are sufficient to support anticipated levels of growth of the Company.

    Net cash used in operating activities in 1996 was $6.1 million. Net cash provided by operating activities was $6.6 million, and $10.1 million in years 1995 and 1994, respectively. The 1996 decrease in cash flow from operating activities was primarily due to increased funding of higher days outstanding accounts receivable and $7.6 million (after-tax) of merger expenses paid in 1996.

    Investing activities used $29.3 million dollars in 1996, largely reflecting capital expenditures and acquisitions, net of cash acquired. These investing activities were partially offset by net proceeds of $15.6 million from the sale of marketable securities used to pay down debt. Historically, Brandon invested its cash in excess of immediately forseeable requirements principally in interest-bearing marketable securities that Brandon classified as "available for sale." The Company anticipates continued expenditures to continue development and implementation of its information technologies. In 1996, the Company spent approximately $8.8 million to build and furnish an addition to its corporate headquarters, and approximately $11.0 million to upgrade and expand its on-line network and computer equipment in both its headquarters and branch locations.

    On October 17, 1996, the Company completed a public offering of 4.25 million shares (3.95 million shares sold by the Company) of its $0.01 par value common stock at $43.25 per share. Net proceeds to the Company were approximately $163.1 million, of which $131.7 million was used to repay borrowings under the Company's credit facilities. The balance of the proceeds have been held in short-term investments and will be used for continued growth both internally and through acquisitions.

DESCRIPTION OF COMPANY FINANCING

    On April 6, 1994, the Company replaced a $30 million term loan and a $20 million revolving credit facility with Block with a new $50 million committed senior revolving credit agreement. In November 1995, this facility was increased to $150 million and in January 1997 was increased to $200 million. As of December 27, 1996, the Company had no borrowings outstanding under this agreement. The credit facility is available to fund the Company's acquisitions, to supply working capital and to provide for general corporate needs. Interest charged on the facility is based, at the Company's option, on either the banks' base rate or LIBOR plus an applicable margin. The margin changes based on the Company's leverage. The facility, which terminates January 15, 2002, contains customary covenants, including the maintenance of certain financial ratios such as minimum net worth and restrictions on the incurrence of liens and additional indebtedness.

    In addition, the Company has established short-term, unsecured, uncommitted lines of credit with certain banks. These lines of credit are based on LIBOR and are available to fund the Company's short-term capital requirements.

INFLATION

    The effects of inflation on the Company's operations were not significant during the periods presented in the financial statements.

SEASONALITY AND CYCLICALITY OF BUSINESS

    The Company's businesses are not seasonal in nature. The Company's commercial business has historically been considered to be cyclical, often acting as a coincidental indicator of both economic downswings and upswings. However, as a result of general shifting of employment patterns and the growth in On-Premise and Professional Services, management believes that the Company's commercial business is becoming less cyclical. In addition, the Company's health care business is not cyclical and tends to dampen any cyclical effects from the commercial sector. No single customer accounts for more than 1% of the Company's sales.

SUBSEQUENT EVENT

    On March 3, 1997, the Company announced a cash tender offer to purchase all of the outstanding shares of Michael Page Group PLC, a U.K.-based international provider of recruitment and staffing. Michael Page Group PLC 1996 revenues were $220 million, with pre-tax income of $48 million. The transaction is valued at approximately $574 million. The Company expects to complete the tender offer within 90 days and will finance the acquisition under a $675 million senior loan facility.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
of Interim Services Inc.
Fort Lauderdale, Florida

    We have audited the accompanying consolidated balance sheets of Interim Services Inc. and subsidiaries as of December 27, 1996 and December 29, 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years in the period ended December 27, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Interim Services Inc. and subsidiaries as of December 27, 1996 and December 29, 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 27, 1996 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP
Fort Lauderdale, Florida
February 5, 1997

                             INTERIM SERVICES INC.

                      CONSOLIDATED STATEMENTS OF EARNINGS

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                         YEARS ENDED
                                                                             ------------------------------------
                                                                               DEC. 27,     DEC. 29,    DEC. 30,
                                                                                 1996         1995        1994
                                                                             ------------  ----------  ----------
Revenues...................................................................  $  1,147,151  $  864,247  $  704,696
Cost of services...........................................................       795,789     600,169     491,404
                                                                             ------------  ----------  ----------
  Gross profit.............................................................       351,362     264,078     213,292
                                                                             ------------  ----------  ----------
Selling, general and administrative expenses...............................       243,652     177,105     137,859
Licensee commissions.......................................................        39,500      37,295      33,796
Amortization of intangibles................................................         8,802       6,884       6,041
Interest expense...........................................................         5,696         990         112
Merger expense.............................................................         8,600          --          --
                                                                             ------------  ----------  ----------
                                                                                  306,250     222,274     177,808
                                                                             ------------  ----------  ----------

EARNINGS BEFORE TAXES......................................................        45,112      41,804      35,484

Income taxes...............................................................        22,097      18,071      16,028
                                                                             ------------  ----------  ----------
  NET EARNINGS.............................................................  $     23,015  $   23,733  $   19,456
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------
NET EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES.......................  $       1.38  $     1.52  $     1.26
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------
WEIGHTED AVERAGE SHARES OUTSTANDING........................................        16,709      15,662      15,391
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------

                 See notes to Consolidated Financial Statements

                             INTERIM SERVICES INC.

                          CONSOLIDATED BALANCE SHEETS

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                       DEC. 27,    DEC. 29,
                                                                                         1996        1995
                                                                                      ----------  ----------
ASSETS
Current Assets:
  Cash and cash equivalents.........................................................  $   18,938  $    4,025
  Marketable securities:
    Available for sale..............................................................          --      15,675
    Trading securities..............................................................       7,499          --
  Receivables, less allowance for doubtful accounts of $3,023 and $2,176............     186,732     143,209
  Insurance deposits................................................................      32,794      33,547
  Other current assets..............................................................      18,301       9,270
                                                                                      ----------  ----------
  Total current assets..............................................................     264,264     205,726
Intangible assets, net..............................................................     174,747     171,529
Property and equipment, net.........................................................      49,795      27,128
Other assets........................................................................      23,684      20,106
                                                                                      ----------  ----------
                                                                                      $  512,490  $  424,489
                                                                                      ----------  ----------
                                                                                      ----------  ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Notes payable to banks............................................................  $       --  $   54,727
  Accounts payable and other accrued expenses.......................................      27,092      25,829
  Accrued salaries, wages and payroll taxes.........................................      40,948      30,005
  Accrued insurance.................................................................      26,782      26,180
  Dividend payable..................................................................          --         372
  Accrued income taxes..............................................................         159       1,087
                                                                                      ----------  ----------
  Total current liabilities.........................................................      94,981     138,200
Long-Term Obligations...............................................................          --      60,000
Deferred Tax Liability..............................................................       2,798          --
Commitments and contingencies
Stockholders' Equity:
  Preferred stock, par value $.01 per share; authorized--2,500,000 shares; none issued or outstanding...........................................................
  Common stock, par value $.01 per share; authorized--50,000,000 and 25,000,000
    shares; issued and outstanding--19,476,684 and 15,376,248 shares................         195         154
  Additional paid-in capital........................................................     251,236      85,121
  Treasury stock....................................................................        (460)         --
  Unrealized gain on marketable securities..........................................          --          26
  Retained earnings.................................................................     163,740     140,988
                                                                                      ----------  ----------
Total stockholders' equity..........................................................     414,711     226,289
                                                                                      ----------  ----------
                                                                                      $  512,490  $  424,489
                                                                                      ----------  ----------
                                                                                      ----------  ----------

                See notes to Consolidated Financial Statements.

                             INTERIM SERVICES INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                    UNREALIZED
                                                                                    GAIN (LOSS)
                                                          ADDITIONAL                    ON
                                               COMMON      PAID IN     TREASURY     MARKETABLE     RETAINED
                                                STOCK      CAPITAL       STOCK      SECURITIES     EARNINGS     TOTAL
                                             -----------  ----------  -----------  -------------  ----------  ----------
Balance as of December 24, 1993............   $     138   $   57,197   $      --     $      --    $  100,659  $  157,994
Net earnings...............................          --           --          --            --        19,456      19,456
Transactions of pooled company.............           1          612          --           (72)       (1,105)       (564)
Change in foreign currency translation
  adjustment...............................          --           --          --            --          (262)       (262)
Proceeds from exercise of over-allotment
  options, net of expenses of $1,725.......          15       28,260          --            --            --      28,275
                                                  -----   ----------       -----           ---    ----------  ----------
Balance as of December 30, 1994............         154       86,069          --           (72)      118,748     204,899
Net earnings...............................          --           --          --            --        23,733      23,733
Transactions of pooled company.............                   (1,349)         --            98        (1,308)     (2,559)
Change in foreign currency translation
  adjustment...............................          --           --          --            --          (185)       (185)
Proceeds from exercise of employee stock
  options..................................          --          401          --            --            --         401
                                                  -----   ----------       -----           ---    ----------  ----------
Balance as of December 29, 1995............         154       85,121          --            26       140,988     226,289
Net earnings...............................          --           --          --            --        23,015      23,015
Transactions of pooled company.............                      271          --            --          (373)       (102)
Change in foreign currency translation
  adjustment...............................          --           --          --            --           110         110
Proceeds from exercise of employee stock
  options..................................           1        2,502          --            --            --       2,503
Sale of 3,950,000 shares of common stock in
  a public offering, net...................          40      162,635          --            --            --     162,675
Repurchase of 13,178 shares................          --           --        (460)           --            --        (460)
Stock option tax benefits..................          --          615          --            --            --         615
Issuance of 2,135 shares...................          --           92          --            --            --          92
Reversal of unrealized gain on marketable
  securities...............................          --           --          --           (26)           --         (26)
                                                  -----   ----------       -----           ---    ----------  ----------
Balance as of December 27, 1996............   $     195   $  251,236   $    (460)    $      --    $  163,740  $  414,711
                                                  -----   ----------       -----           ---    ----------  ----------
                                                  -----   ----------       -----           ---    ----------  ----------

                See notes to Consolidated Financial Statements.

                             INTERIM SERVICES INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (AMOUNTS IN THOUSANDS)

                                                                                          YEARS ENDED
                                                                              ------------------------------------
                                                                               DEC. 27,     DEC. 29,     DEC. 30,
                                                                                 1996         1995         1994
                                                                              -----------  -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings..............................................................  $    23,015  $    23,733  $   19,456
  Adjustments to reconcile net earnings to net cash from operating activities:
    Depreciation and amortization...........................................       18,911       14,556      12,173
    Provision for (Benefit from) deferred taxes on income...................          687          (74)        775
    Changes in assets and liabilities, net of effects of acquisitions:
      Receivables...........................................................      (40,724)     (27,458)    (19,118)
      Trading securities....................................................       (7,499)          --          --
      Insurance deposits....................................................          753       (6,138)     (7,215)
      Other current assets..................................................       (6,308)      (2,334)        285
      Other assets..........................................................       (5,199)      (9,527)     (5,324)
      Accounts payable and accrued expenses.................................         (280)       3,143       3,825
      Accrued salaries, wages and payroll taxes.............................        9,434       10,481       6,420
      Accrued insurance.....................................................          602          (54)      1,928
      Accrued income taxes..................................................         (928)         460      (2,810)
      Other.................................................................        1,437         (226)       (335)
                                                                              -----------  -----------  ----------
      NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES...................       (6,099)       6,562      10,060
                                                                              -----------  -----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................................      (32,982)     (11,303)     (9,576)
  Purchases of marketable securities........................................       (1,123)     (16,910)    (10,276)
  Proceeds from sales of marketable securities..............................       16,754       11,736       9,106
  Decrease in deposits......................................................           --           35          (4)
  Acquisitions, net of cash acquired........................................      (11,964)     (98,990)    (10,758)
                                                                              -----------  -----------  ----------
      NET CASH USED IN INVESTING ACTIVITIES.................................      (29,315)    (115,432)    (21,508)
                                                                              -----------  -----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Repayments) Issuances of notes payable...................................     (114,727)     108,218       6,100
  Transactions of pooled company............................................         (103)      (2,596)       (421)
  Purchase of treasury stock................................................         (460)          --          --
  Proceeds from secondary stock offering....................................      163,114           --          --
  Repayments to H&R Block...................................................           --           --     (30,000)
  Proceeds from exercise of employee stock options..........................        2,503          401          --
  Proceeds from exercise of over-allotment option...........................           --           --      28,275
                                                                              -----------  -----------  ----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES.............................       50,327      106,023       3,954
                                                                              -----------  -----------  ----------
  Net Increase/(decrease) in cash and cash equivalents......................       14,913       (2,847)     (7,494)
  Cash and cash equivalents, beginning of period............................        4,025        6,872      14,366
                                                                              -----------  -----------  ----------
  Cash and cash equivalents, end of period..................................  $    18,938  $     4,025  $    6,872
                                                                              -----------  -----------  ----------
                                                                              -----------  -----------  ----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Income taxes paid.........................................................  $    21,602  $    17,570  $   16,911
                                                                              -----------  -----------  ----------
                                                                              -----------  -----------  ----------
  Interest paid.............................................................  $     6,546  $     1,452  $      528
                                                                              -----------  -----------  ----------
                                                                              -----------  -----------  ----------

                See notes to Consolidated Financial Statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

1. ORGANIZATION

    HISTORY--Prior to January 27, 1994, the effective date of its initial public offering, Interim Services Inc. ("Interim" or the "Company") was a wholly-owned subsidiary of H&R Block, Inc. ("Block"). On January 27, 1994, Block completed the sale at $20 per share of 10 million shares of the Company, its entire holdings. On January 28, 1994, the Company's shares commenced trading on the Nasdaq Stock Market. In addition, the underwriters for the offering exercised their over-allotment option and purchased from the Company an additional 1.5 million shares at $20 per share. The net proceeds to the Company were $28,275.

    On August 7, 1996 Interim Common Stock began trading on the New York Stock Exchange. On October 17, 1996 the Company completed a public offering of 4,250,000 shares of its $.01 par value common stock (300,000 shares were sold by certain selling shareholders and 3,950,000 shares were sold by the Company) at $43.25 per share. Net proceeds to the Company were $163,114.

    BUSINESS--The Company is a leader in providing a comprehensive range of customized staffing solutions, including flexible staffing, home care, full-time placement, consulting and other value-added services on a national basis to businesses, professional and service organizations, governmental agencies, health care facilities and individuals. The Company operates through a network of offices throughout the United States, Canada, The Netherlands and the United Kingdom.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions and balances have been eliminated.

    RECLASSIFICATIONS--Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the current year's presentation.

    PERVASIVENESS OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts which differ from those estimates.

    FISCAL YEAR--The Company's fiscal year is comprised of 52 or 53 weeks, ending on the last Friday in December. The fiscal years ended December 27, 1996, December 29, 1995 and December 30, 1994 included 52, 52 and 53 weeks respectively.

    CASH AND CASH EQUIVALENTS--The Company considers all highly liquid investments with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents are carried at cost which approximates fair value.

    MARKETABLE SECURITIES--Marketable securities are comprised of readily marketable debt securities with remaining maturities of more than 90 days at the time of purchase. The Company has classified its current investment portfolio as trading securities and the carrying value of such securities has been adjusted to fair market value, which was not materially different from cost. Prior to the merger with Brandon, Brandon had classified its investments as available for sale.

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ALLOWANCE FOR DOUBTFUL ACCOUNTS--The Company carries accounts and notes receivable at the amount it deems to be collectible. Accordingly, the Company provides allowances for accounts and/or notes receivable it deems to be uncollectible based on management's best estimates. Recoveries are recognized in the period they are received. The ultimate amount of accounts and/or notes receivable that become uncollectible could differ from those estimated.

    INTANGIBLE ASSETS--The excess of cost of franchise and independent offices acquired over the fair value of net assets acquired is being amortized on a straight-line basis over periods of approximately 29 years. The Company evaluates the recoverability of its investment in such intangible assets in relation to anticipated cash flows on an undiscounted basis. If the estimated future cash flows are projected to be less than the carrying value, an impairment write-down would be recorded.

    REVENUES--The Company generates revenues from sales of services by its own branch and licensed operations and from royalties earned on sales of services by its franchise operations. Franchise royalties, which are included in revenues, were $27,009, $24,316 and $22,790 for the years ended December 27, 1996, December 29, 1995 and December 30, 1994, respectively. Revenues and the related labor costs and payroll taxes are recorded in the period in which the service is performed.

    The Company utilizes two forms of franchising agreements. Under the first form, the Company records franchise royalties, based upon the contractual percentage of franchise sales, in the period in which the franchise provides the service. Under the second form (termed "licensee" by the Company), revenues generated by the franchisee operations and related direct costs are included as part of the Company's revenues and cost of services, respectively. The net distribution paid to the licensee is based upon a percentage of the gross profit generated, and is captioned "licensee commissions" in the Consolidated Statements of Earnings.

    Revenues generated from the sales and licensing of franchises, and initial franchise fees, are recognized when the Company has performed substantially all of its obligations under its franchise agreements and when collectibility of such amounts is reasonably assured.

    DEPRECIATION AND AMORTIZATION--Buildings and equipment are depreciated over the estimated useful lives of the assets using the straight-line method. Leasehold improvements are amortized over the shorter of their estimated useful life or the lease term using the straight-line method. Maintenance and repairs are expensed as incurred. Expenditures which significantly increase the value of the assets or extend useful lives are capitalized.

    WORKERS' COMPENSATION BENEFITS--The Company's workers' compensation coverage is retrospectively rated based upon ultimate incurred losses and loss adjustment expenses. Workers' compensation costs are accrued based upon the aggregate of the liability for reported claims and loss adjustment expenses and an actuarially determined estimated liability for claims incurred but not reported.

    The Company funds its workers' compensation program through deposits with insurance carriers who administer and pay reported claims. These deposits are reflected as insurance deposits on the accompanying Consolidated Balance Sheets and are reduced as claims and administrative costs are paid.

    The Company also has a captive insurance company that provides general liability insurance to franchise, license and company-owned locations.

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES--The Company accounts for income taxes under an asset and liability approach which requires the recognition of deferred tax assets and liabilities for expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities.

    EARNINGS PER SHARE--Earnings per share are computed based upon the weighted average number of common and common equivalent shares outstanding during the respective years. Earnings per share, assuming full dilution, has not been shown as there would be no material dilution.

    DISCLOSURE REGARDING FINANCIAL INSTRUMENTS--The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the relatively short maturity of the respective instruments. For marketable securities fair values are based on quoted market prices.

    The carrying amounts of notes payable to banks and long-term debt obligations issued pursuant to the Company's bank credit agreements and revolving credit facility approximate fair value because the interest rates on these instruments change with market interest rates.

    STOCK BASED COMPENSATION--Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation to employees using the intrinsic value method as prescribed by Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the quoted market price of the Company's stock at the date for grant over the amount an employee must pay for the stock. Compensation cost related to restricted stock granted as part of bonus compensation is recognized in the period the bonus is earned and measured using the quoted market price on the effective grant date. Compensation cost related to stock options of non-employees is recorded at fair value (in accordance with SFAS No. 123).

3. MERGERS AND ACQUISITIONS

    BRANDON SYSTEMS CORPORATION

    On May 23, 1996, the Company completed its merger with Brandon Systems Corporation ("Brandon"), an information technology staffing company. The Company issued 3,872,690 shares of its common stock in exchange for 100% of the outstanding shares of Brandon common stock. In addition, Brandon stock options outstanding at the effective time of the merger were converted into options to purchase an aggregate of 207,592 additional Interim common shares.

    The merger has been accounted for as a pooling-of-interests for accounting and financial reporting purposes. The pooling-of-interests method of accounting is intended to present as a single interest two or more common shareholders' interests which were previously independent; accordingly, the historical financial statements for the periods prior to the merger are restated as though the companies had been combined. The restated financial statements are adjusted to conform the accounting policies of the combined companies and fiscal reporting periods of the Company.

    All fees and expenses related to the merger and the consolidation and restructuring of the combined companies have been expensed as required under the pooling-of-interests accounting method and are reflected in the consolidated statements of earnings for the period ending December 27, 1996. Such fees

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

3. MERGERS AND ACQUISITIONS (CONTINUED)
and expenses approximate $8,600 ($7,593 after tax) and include investment banking, legal and accounting fees, severance and benefit-related costs, and other costs of consolidating operations.

    The following summarizes amounts previously reported by Interim and Brandon prior to the transaction:

                                                             QUARTERS ENDED           YEARS ENDED
                                                         ----------------------  ----------------------
                                                          MAR. 29,    MAR. 31,    DEC. 29,    DEC. 30,
                                                            1996        1995        1995        1994
                                                         ----------  ----------  ----------  ----------
Revenues:
  Interim..............................................  $  242,414  $  173,517  $  780,886  $  634,417
  Brandon..............................................      22,311      20,135      83,361      70,279
                                                         ----------  ----------  ----------  ----------
    Combined...........................................  $  264,725  $  193,652  $  864,247  $  704,696
                                                         ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------
Net earnings:
  Interim..............................................  $    4,245  $    3,241  $   17,527  $   14,157
  Brandon..............................................       1,244       1,451       6,206       5,299
                                                         ----------  ----------  ----------  ----------
    Combined...........................................  $    5,489  $    4,692  $   23,733  $   19,456
                                                         ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------
Net earnings per share:
  Interim..............................................  $     0.27  $     0.21  $     1.12  $     0.92
  Brandon..............................................        0.08        0.09        0.40        0.34
                                                         ----------  ----------  ----------  ----------
    Combined...........................................  $     0.35  $     0.30  $     1.52  $     1.26
                                                         ----------  ----------  ----------  ----------
                                                         ----------  ----------  ----------  ----------

    COMPUTER POWER GROUP

    Effective December 1, 1995, the Company acquired the U.S. and U.K. based assets of Computer Power Group ("CPG"), a subsidiary of Australia-based Computer Power Group, Ltd., for $71,000 in cash. Computer Power Group provides staffing and consulting services in a variety of information technology disciplines. This acquisition was accounted for under the purchase method of accounting. Accordingly, the operations of CPG are included in the Consolidated Statements of Earnings from the date of acquisition. The excess of the purchase price over the fair value of the net tangible assets acquired (goodwill) was $56,618 and is being amortized over 40 years.

    OTHER

    During 1996, 1995, and 1994, the Company made certain other acquisitions which were accounted for under the purchase method of accounting. Their operations are included in the Consolidated Statements of Earnings from the date of acquisition. Had the acquisitions during 1996 and 1994 taken place at the beginning of the year in which they occurred, pro forma operating results would not have been significantly different from those reported.

    The following unaudited pro forma consolidated results of operations give effect to the acquisitions made during 1995 as though they occurred at the beginning of 1995 and 1994 with pro forma adjustments

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

3. MERGERS AND ACQUISITIONS (CONTINUED)
to give effect to amortization of goodwill, interest expense on additional borrowings used to fund the acquisitions, and other adjustments, together with income tax effects.

                                                                                   DEC. 29,    DEC. 30,
                                                                                     1995        1994
                                                                                  ----------  ----------
Revenues from services..........................................................  $  969,652  $  806,178
Net earnings....................................................................  $   23,974  $   17,706
Net earnings per common and common equivalents..................................  $     1.53  $     1.15

    The unaudited pro forma information is not necessarily indicative either of results of operations that would have occurred had the purchases been made at the beginning of 1995 and 1994, or future results of the continued companies.

4. INTANGIBLE ASSETS

    A summary of intangible assets is as follows:

                                           WEIGHTED                   WEIGHTED                   WEIGHTED
                                         AVERAGE LIFE    DEC. 27,   AVERAGE LIFE    DEC. 29,   AVERAGE LIFE    DEC. 30,
                                          (IN YEARS)       1996      (IN YEARS)       1995      (IN YEARS)       1994
                                         -------------  ----------  -------------  ----------  -------------  ----------
Excess of cost over fair value of net
  assets acquired......................           29    $  214,416           29    $  202,351           23    $  116,670
Customer lists.........................            5         1,986            5         1,985            5         1,706
Non-compete agreements.................            5         2,475            5         2,376            5         1,581
Other intangible assets................            5           494            5           516            5           531
                                                  --                         --                         --
                                                        ----------                 ----------                 ----------
                                                  29       219,371           29       207,228           22       120,488
Less accumulated amortization..........                    (44,624)                   (35,699)                   (28,789)
                                                        ----------                 ----------                 ----------
                                                        $  174,747                 $  171,529                 $   91,699
                                                        ----------                 ----------                 ----------
                                                        ----------                 ----------                 ----------

    Amortization of intangible assets is as follows:

                                                                                          YEARS ENDED
                                                                             -------------------------------------
                                                                              DEC. 27,     DEC. 29,     DEC. 30,
                                                                                1996         1995         1994
                                                                             -----------  -----------  -----------
Excess of cost over fair value of net assets acquired......................   $   8,241    $   6,021    $   5,536
Customer lists.............................................................         309          269          317
Non-compete agreements.....................................................         194          533          132
Other intangible assets....................................................          58           61           56
                                                                             -----------  -----------  -----------
                                                                              $   8,802    $   6,884    $   6,041
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

5. PROPERTY AND EQUIPMENT

    A summary of property and equipment follows:

                                                                                   DEC. 27,    DEC. 29,
                                                                                     1996        1995
                                                                                  ----------  ----------
Land............................................................................  $    4,167  $    3,817
Buildings.......................................................................      11,394       3,824
Equipment.......................................................................      60,453      42,135
Software........................................................................      14,270       7,306
Leasehold improvements..........................................................       2,387       2,228
Construction in progress........................................................          32       1,009
                                                                                  ----------  ----------
                                                                                      92,703      60,319
Less accumulated depreciation and amortization..................................     (42,908)    (33,191)
                                                                                  ----------  ----------
                                                                                  $   49,795  $   27,128
                                                                                  ----------  ----------
                                                                                  ----------  ----------

    Depreciation and amortization of property and equipment for the years ended December 27, 1996, December 29, 1995, and December 30, 1994 amounted to $10,109, $7,672 and $6,132, respectively.

6. CREDIT FACILITIES

    SHORT-TERM:

    The Company has uncommitted lines of credit with several banks based on LIBOR which are available to fund the Company's short-term capital requirements. As of December 27, 1996, the Company had no borrowings outstanding under these agreements. As of December 29, 1995, the Company had borrowings outstanding of $54,727 under these agreements at an effective interest rate of 6.2%.

    LONG-TERM:

    On April 6, 1994, the Company replaced a $30,000 term loan and a $20,000 revolving credit facility with a new five-year $50,000 committed senior revolving credit agreement. In November 1995, this facility was increased to $150,000 and increased to $200,000 in January 1997. This credit facility is available to fund the Company's general corporate needs, to fund working capital and to fund acquisitions. Interest charged on the facility is based, at the Company's option, on either the banks' base rate or LIBOR plus an applicable margin. The margin changes based on the Company's leverage. The facility contains customary covenants, which include the maintenance of certain financial ratios including minimum net worth, restrictions on the incurrence of liens and additional indebtedness. This facility terminates on January 15, 2002. As of December 27, 1996, the Company had no borrowings outstanding under this facility, and was in compliance with all of its terms. As of December 29, 1995 the Company had borrowings outstanding of $60,000 under this facility at an effective interest rate of 6.2%.

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

7. INCOME TAXES

    The provision for income taxes is comprised of the following:

                                                                                   YEARS ENDED
                                                                         -------------------------------
                                                                         DEC. 27,   DEC. 29,   DEC. 30,
                                                                           1996       1995       1994
                                                                         ---------  ---------  ---------
Current
  Federal..............................................................  $  17,300  $  14,509  $  12,230
  State and local......................................................      4,110      3,636      3,023
                                                                         ---------  ---------  ---------
                                                                            21,410     18,145     15,253
Deferred...............................................................        687        (74)       775
                                                                         ---------  ---------  ---------
                                                                         $  22,097  $  18,071  $  16,028
                                                                         ---------  ---------  ---------
                                                                         ---------  ---------  ---------

    Deferred tax expense results from temporary differences in the recognition of revenue and expense for tax and financial statement purposes. The sources of these differences and the tax effect of each for 1995 and 1994 are immaterial and for the year ended December 27, 1996 were:

Employee benefits..........................................................  $  (2,275)
Receivables allowances.....................................................       (412)
Depreciation...............................................................      2,185
Amortization of intangibles................................................      1,302
Other......................................................................       (113)
                                                                             ---------
                                                                             $     687
                                                                             ---------
                                                                             ---------

    The following table reconciles the U.S. Federal income tax rate to the Company's effective tax rate:

                                                                                   YEARS ENDED
                                                                      -------------------------------------
                                                                       DEC. 27,     DEC. 29,     DEC. 30,
                                                                         1996         1995         1994
                                                                      -----------  -----------  -----------
Statutory Rate......................................................       35.0%        35.0%        35.0%
Increase (decrease) in rate resulting from:
State and local income taxes, net of federal benefit................        6.2          5.6          5.8
Nondeductible amortization of intangibles...........................        3.6          3.9          4.7
Merger expense......................................................        4.7           --           --
Other...............................................................       (0.5)        (1.3)        (0.3)
                                                                      -----------  -----------  -----------
                                                                           49.0%        43.2%        45.2%
                                                                      -----------  -----------  -----------
                                                                      -----------  -----------  -----------

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

7. INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                                         YEARS ENDED
                                                                                     --------------------
                                                                                     DEC. 27,   DEC. 29,
                                                                                       1996       1995
                                                                                     ---------  ---------
Current deferred tax assets (liabilities):
  Employee benefits................................................................  $   2,935  $     660
  Receivables reserves.............................................................      1,114        820
  Intangible assets................................................................         41         59
  Other............................................................................         87         14
                                                                                     ---------  ---------
                                                                                         4,177      1,553
                                                                                     ---------  ---------
Noncurrent deferred tax assets (liabilities):
  Fixed assets.....................................................................     (1,688)       498
  Intangible assets................................................................     (1,075)       209
  Receivables reserves.............................................................        118         --
  Other............................................................................       (153)      (194)
                                                                                     ---------  ---------
                                                                                        (2,798)       513
                                                                                     ---------  ---------
Net deferred tax assets............................................................  $   1,379  $   2,066
                                                                                     ---------  ---------
                                                                                     ---------  ---------

8. EMPLOYEE BENEFIT PLANS

    The Company and Brandon each maintain voluntary defined contribution 401(k) profit sharing plans covering all eligible employees as defined in the respective plan documents. For Interim employees, the plan provides a discretionary matching contribution of up to 25% of employee contributions up to 6% of compensation contributed by eligible employees. In years when budget objectives are attained, the plan provides for up to an additional 25% matching contribution payable in Interim Common Stock. For Brandon employees, the discretionary matching contribution permitted by the plan is equal to 25% of the first 6% of compensation contributed by eligible full-time salaried employees. In addition, each year the Company may elect to make a profit sharing contribution to eligible full-time salaried employees. Contributions, net of forfeitures, by the Company under these plans amounted to $393, $666 and $756 for the years ended December 27, 1996, December 29, 1995 and December 30, 1994, respectively.

    During 1995, the Company started a deferred compensation plan for selected highly compensated employees who are not eligible to participate in the Company's 401(k) savings plan. The plan allows eligible employees to defer receipt of a portion (not less than 2 percent nor more than 10 percent) of their compensation. The Company provides a discretionary matching contribution of up to 25% of employee contributions up to 6 percent. In years when budget objectives are attained, the Company provides an additional 25% matching contribution. The matching contributions vest on a graduated scale from two to five years of service. The deferred compensation, along with the Company matching amounts and accumulated investment earnings, is accrued but unfunded. Such accrual amounted to $1,821 and $710 at December 27, 1996 and December 29, 1995, respectively. Contributions by the Company under this plan amounted to $144 and $149 for the years ended December 27, 1996 and December 29, 1995.

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

9. STOCK-BASED COMPENSATION PLANS

    The Company has three stock option plans and a bonus plan under which a portion of the bonus payable to certain employees is paid in restricted Common Stock. These plans provide for the granting of stock options and restricted shares of the Company's Common Stock. In addition, the Company's Outside Directors' Compensation Plan provides for the annual retainer to be paid in the form of the Company's Common Stock.

    The three stock options plans are: the 1993 Long-Term Executive Compensation Plan, the 1993 Stock Option Plan for Outside Directors and the 1994 Stock Option Plan for Franchisees, Licensees and Agents. Under the plans, options may be granted to outside directors, selected employees and franchisees, licensees and agents to purchase the Company's Common Stock for periods not to exceed ten years at a price that is not less than 100 percent of fair market value on the date of grant. Options under the Long-Term Executive Compensation Plan are generally exercisable (if certain qualifying criteria are met) starting one year from the date of grant on a cumulative basis at the annual rate of 33 1/3 percent of the total number of optioned shares. Options under the Outside Directors Plan are exercisable in full one year after the date of grant. Options under the Franchisees, Licensees and Agents Plan are exercisable starting one year from the date of grant on a cumulative basis at an annual rate that varies during the first five years of the options' term at which time they become fully exercisable. In October 1993, the Company reserved a total of 1,000,000 shares, and on May 11, 1995 and May 9, 1996 an additional total of 350,000 and 450,000 shares, respectively, of common stock for issuance under the foregoing plans. On January 27, 1994, the first options under these plans were granted.

    As part of the Company's Bonus Plan, the Board of Directors has authorized 10,000 shares of Common Stock to be used for payment of a portion of the bonus payable to certain employees in the form of restricted shares of the Company's Common Stock. These shares vest ratably over a three year period and are contingent upon future employment status with the Company.

    Prior to the merger, Brandon had also adopted a stock option plan under which 235,900 options to purchase its common shares were outstanding and unexercised at the date of the merger. Such options were converted into options to purchase an aggregate of 207,592 shares of the Company's Common Stock at a price equivalent (after conversion) to the original grant price (which was not less than the estimated fair value of Brandon common stock at grant date). Changes under these plans for 1996, 1995 and 1994 giving retroactive effect to the conversion of the Brandon stock options upon their original grant dates were as follows:

                                                        1996                     1995                     1994
                                               -----------------------  -----------------------  ----------------------
                                                            WEIGHTED                 WEIGHTED                WEIGHTED
                                                             AVERAGE                  AVERAGE                 AVERAGE
                                                            EXERCISE                 EXERCISE                EXERCISE
                                                 SHARES       PRICE       SHARES       PRICE      SHARES       PRICE
                                               ----------  -----------  ----------  -----------  ---------  -----------
Outstanding at beginning of year.............   1,101,711   $   21.19      807,105   $   18.56     234,546   $    9.43
Granted......................................     420,163       38.01      413,085       25.72     666,913       20.70
Exercised....................................    (140,846)      18.98      (47,403)      14.98     (60,648)       7.37
Forfeited....................................     (59,751)      28.50      (71,076)      21.78     (33,706)      17.62
                                               ----------               ----------               ---------
Outstanding at end of year...................   1,321,277       26.47    1,101,711       21.19     807,105       18.56

Options exercisable at year-end..............     463,984   $   19.65      325,023   $   15.55     174,021   $   10.41

Weighted average fair value of options
  granted during the year....................  $     8.07               $     5.52

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

9. STOCK-BASED COMPENSATION PLANS (CONTINUED)
    The following table summarizes information about fixed stock options outstanding at December 27, 1996:

                                                                 OPTIONS OUTSTANDING
                                                      -----------------------------------------    OPTIONS EXERCISABLE
                                                                      WEIGHTED                   ------------------------
                                                                       AVERAGE       WEIGHTED                  WEIGHTED
                                                        NUMBER        REMAINING       AVERAGE      NUMBER       AVERAGE
                                                      OUTSTANDING    CONTRACTUAL     EXERCISE    EXERCISABLE   EXERCISE
RANGE OF EXERCISE PRICES                              AT 12/27/96       LIFE           PRICE     AT 12/27/96     PRICE
----------------------------------------------------  -----------  ---------------  -----------  -----------  -----------
$ 9.09 - $19.99.....................................     125,487           2.67      $   11.23      119,987    $   11.23
$20.00 - $25.99.....................................     755,165           7.59          22.61      318,360        21.89
$26.00 - $31.99.....................................      12,000           8.34          28.88       12,000        28.88
$32.00 - $37.99.....................................     373,966           9.06          36.86       13,637        33.63
$38.00 - $42.99.....................................      29,008           9.63          41.02           --           --
$43.00 - $48.00.....................................      25,651           9.39          45.21           --           --
                                                      -----------           ---     -----------  -----------  -----------
$ 9.09 - $48.00.....................................   1,321,277           7.62      $   26.47      463,984    $   19.65

    The Company applies APB No. 25 and related interpretations in accounting for its stock option plans for employees as described in Note 2--Summary of Significant Accounting Policies. Accordingly, no compensation expense has been recognized in 1996 or 1995 related to these plans. The compensation cost that has reduced pretax income for its restricted stock and nonemployee stock option plans was immaterial in the years 1996, 1995, and 1994, respectively. In addition, these compensation cost would have been increased by $2,136 ($1,524 after tax, $.09 per share) and $890 ($632 after tax, $.04 per share) in 1996, and 1995, respectively, had the fair values of stock options granted been recognized as compensation cost as prescribed by SFAS No. 123.

    The fair value of options at grant date was estimated using the Black-Scholes multiple option model where each vesting increment is treated as a separate option with its own expected life and own fair value. The following weighted average assumptions were used:

                                                                              1996         1995
                                                                           -----------  -----------
Expected life............................................................          2            2
Interest rate............................................................       5.94%        5.98%
Volatility...............................................................      30.30%       31.23%
Dividend Yield...........................................................         --           --

    TREASURY STOCK--On October 26, 1995, Brandon repurchased 100,000 shares of its common stock for $1,805. In 1990, Brandon's Board of Directors had authorized the repurchase of up to $2 million of common stock as market conditions may warrant. The aggregate number of shares repurchased through October 26, 1995 were 116,700 for a total consideration of $1,923. Such treasury stock was canceled upon consummation of the merger.

    BRANDON EMPLOYEE STOCK PURCHASE AND DIVIDEND REINVESTMENT AND STOCK PURCHASE PLANS--Under the terms of Brandon's 1993 Employee Stock Purchase Plan, eligible employees could purchase Brandon's common Stock through authorized payroll deductions. The Employee Stock Purchase and Dividend Reimbursement and Stock Purchase Plans were terminated upon consummation of the merger.

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

10. SHAREHOLDER RIGHTS PLAN

    On February 17, 1994, the Company's Board of Directors adopted a shareholder rights plan to deter coercive or unfair takeover tactics and to prevent a potential acquirer from gaining control of the Company without offering a fair price to all of the Company's stockholders. Under the plan, a dividend of one right (a "Right") per share was declared and paid on each share of the Company's Common Stock outstanding on April 1, 1994. As to shares issued after such date, rights will automatically attach to them after their issuance.

    Under the plan, registered holders of each Right may purchase from the Company one one-hundredth of a share of a new class of the Company's Preferred Stock, $.01 par value per share, at a price of $98.00, subject to adjustment, when the Rights become exercisable. The Rights become exercisable when a person or group of persons acquires 15% or more of the outstanding shares of the Company's Common Stock without the prior written approval of the Company's Board of Directors (an "Unapproved Stock Acquisition"), and after ten business days following the commencement of a tender offer that would result in an Unapproved Stock Acquisition. If a person or group of persons makes an Unapproved Stock Acquisition, the registered holder of each Right has the right to purchase, for the exercise price of the Right, a number of shares of the Company's Common Stock having a market value equal to twice the exercise price of the Right. Following an Unapproved Stock Acquisition, if the Company is involved in a merger, or 50% or more of the Company's assets or earning power are sold, the registered holder of each Right has the right to purchase, for the exercise price of the Right, a number of shares of the common stock of the acquiring company having a market value equal to twice the exercise price of the Right.

    After an Unapproved Stock Acquisition, but before any person or group of persons acquires 50% or more of the outstanding shares of the Company's Common Stock, the Board of Directors may exchange all or part of the then outstanding and exercisable Rights for Common Stock at an exchange ratio of one share of Common Stock per Right. Upon any such exchange, the right of any holder to exercise a Right terminates.

    The Company may redeem the Rights at a price of $.01 per Right at any time prior to an Unapproved Stock Acquisition (and after such time in certain circumstances). The Rights expire on April 1, 2004, unless extended by the Board of Directors. Until a Right is exercised, the holder thereof, as such, has no rights as a stockholder of the Company, including the right to vote or to receive dividends. The issuance of the Rights alone has no dilutive effect and does not affect reported earnings per share.

11. TRANSACTIONS WITH BLOCK

    Prior to September 25, 1993, the Company's working capital and acquisition financing were provided by Block. There was no interest charged on intercompany debt. Effective September 25, 1993, Block formalized this arrangement by (i) providing a revolving credit facility in the amount of $20,000 to fund the operating requirements of the Company; (ii) converting $30,000 of intercompany indebtedness on such date to a term loan, and (iii) contributing $51,289 to the capital of the Company.

12. COMMITMENTS

    Substantially all of the Company's operations are conducted in leased premises. The Company leases off-site corporate related office space and branch and regional processing center locations. Total lease expense for the years ended December 27, 1996, December 29, 1995 and December 30, 1994 was $11,543, $7,187 and $6,151, respectively.

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

12. COMMITMENTS (CONTINUED)
    Future minimum lease payments under noncancellable leases as of December 27, 1996 were as follows:

FISCAL YEAR ENDING
-------------------------------------------------------------------------------------
1997.................................................................................  $   9,485
1998.................................................................................      7,598
1999.................................................................................      6,120
2000.................................................................................      4,551
2001.................................................................................      2,172
Thereafter...........................................................................      1,178

    Additionally, the Company had outstanding irrevocable letters of credit of approximately $20.2 million (same as fair value). These letters of credit, which expire in 1997, collateralize the Company's obligation under certain workers' compensation insurance programs and an earnout provision relating to an acquisition.

13. CONTINGENCIES

    The Company in the ordinary course of its business is threatened with or named as a defendant in various lawsuits. It is not possible to determine the ultimate disposition of these matters; however, management is of the opinion that the final resolution of any threatened or pending litigation is not likely to have a material adverse effect on the financial position or results of operations of the Company.

                            QUARTERLY FINANCIAL DATA
           (UNAUDITED--AMOUNT IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The following is a tabulation of the quarterly results of operations for the years ended December 27, 1996 and December 29, 1995.

                                             1996 QUARTER ENDED                            1995 QUARTER ENDED
                                --------------------------------------------  --------------------------------------------
                                DEC. 27,    SEPT. 27,   JUNE 28,   MAR. 29,   DEC. 29,    SEPT. 29,   JUNE 30,   MAR. 31,
                                  1996        1996        1996       1996       1995        1995        1995       1995
                                ---------  -----------  ---------  ---------  ---------  -----------  ---------  ---------
Revenues from services........  $ 306,527   $ 294,711   $ 281,188  $ 264,725  $ 245,203   $ 221,948   $ 203,444  $ 193,652
Gross profit..................     94,521      91,160      86,684     78,997     75,608      66,509      62,845     59,116
Earnings before taxes.........     17,237      13,970       4,069      9,836     12,407      11,304       9,628      8,465
Income taxes..................      7,192       6,143       4,415      4,347      5,212       4,927       4,159      3,773
Net earnings (loss)...........     10,045       7,827        (346)     5,489      7,195       6,377       5,469      4,692
Net earnings (loss) per common
 and common equivalent
 shares.......................  $    0.53   $    0.49   $   (0.02) $    0.35  $    0.46   $    0.41   $    0.35  $    0.30
Share price:
High..........................     45 5/8          44      50 1/4     40 3/4     35 3/8      28 1/8          31     29 3/4
Low...........................         34      36 1/2      34 3/4     34 1/4     26 1/2      23 5/8      23 1/8     23 1/4

                                      PROXY

                              INTERIM SERVICES INC.
                      ANNUAL MEETING THURSDAY, MAY 22, 1997

                    THIS PROXY IS SOLICITED BY THE BOARD OF
                          DIRECTORS OF THE CORPORATION.

          The undersigned stockholder of Interim Services Inc., a Delaware corporation, appoints ROY G. KRAUSE and JOHN B. SMITH, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the annual meeting of its stockholders to be held at the Corporate Service Center of the Corporation at 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, on Thursday, May 22, 1997, at 10:00 a.m., Fort Lauderdale time, and at any adjournment thereof, with all powers the undersigned would possess if personally present, as indicated on the reverse side hereof.

                 YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN
                               THIS PROXY PROMPTLY

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)



-------------------------------------------------------------------------------
                             -FOLD AND DETACH HERE-




April 10, 1997

Dear Stockholder:

The annual meeting of stockholders of Interim Services Inc. will be held at the Corporate Service Center of the Corporation at 2050 Spectrum Boulevard, Fort Lauderdale, Florida at 10:00 a.m., Fort Lauderdale time, on Thursday, May 22, 1997. At the meeting stockholders will elect two directors and act upon four proposals to (i) ratify the appointment of Deloitte & Touche for the fiscal period ending December 26, 1997; (ii) approve the Company's 1997 Long-Term Executive Compensation and Outside Director Stock Option Plan; (iii) approve the Company's 1997 Employee Stock Purchase Plan; (iv) approve the Company's Incentive Plan for 162(m) Executives.

It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

Enclosures.

THIS PROXY WILL BE VOTED "FOR" ITEMS #1,#2,#3,#4 AND 5 IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MANAGEMENT.

                                           PLEASE MARK       X
                                          YOUR VOTES AS
                                          INDICATED IN
                                           THE EXAMPLE


1.   Election of Directors, Nominees:   WILLIAM F. EVANS AND CINDA. A HALLMAN


 FOR ALL NOMINEES    WITHHOLD         INSTRUCTION: To withhold authority to vote
   LISTED ABOVE     AUTHORITY         for any individual nominee, write that
(EXCEPT AS MARKED   TO VOTE FOR       nominee's name in the space below.
 TO THE CONTRARY).  ALL NOMINEES
                    LISTED ABOVE      -----------------------------------------
   /      /          /     /

2. Ratification of the appointment of Deloitte & Touche as the Company's independent auditors for this fiscal period ending December 26, 1997.

     FOR          AGAINST       ABSTAIN

   /    /         /    /        /    /


3. The approval of the Company's 1997 Long-Term Executive Compensation and Outside Director Stock Option Plan.

     FOR        AGAINST        ABSTAIN

  /    /        /    /          /    /


4.   The approval of the Company's 1997 Employee Stock Purchase Plan.

     FOR        AGAINST        ABSTAIN

  /    /       /    /          /    /


5.   The approval of the Company's Incentive Plan for 162(m) Executives.

     FOR        AGAINST        ABSTAIN

   /    /       /    /         /    /


6.   On any other matter that may be submitted to a vote of stockholders.



Dated: _____________________________________________, 1997

__________________________________________________________
                      Signature

__________________________________________________________
             Signature if Held Jointly

Please sign name or names as appearing on this proxy. If signing as a representative, please include capacity.